                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant [X]  Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
     (AS PERMITTED BY RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S)240.14a-12


                            CENTERPOINT ENERGY, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[_]  Check box if any part of the fee is offset as provided by Exchange
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     was paid previously. Identify the previous filing by registration statement
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

                       [LOGO OF CENTERPOINT ENERGY, INC.]


                           CenterPoint Energy, Inc.



                   Notice of Annual Meeting of Shareholders
                           to be held on May 7, 2003
                              and Proxy Statement

                               Table of Contents

                                                                             Page
                                                                             ----
Notice of Annual Meeting of Shareholders
Proxy Statement.............................................................    1
   Voting Information.......................................................    1
   Information About Directors..............................................    2
   Stock Ownership..........................................................    6
   Executive Compensation Tables............................................    8
   Retirement Plans, Related Benefits and Other Arrangements................   12
   Report of the Compensation Committee.....................................   15
   Stock Performance Graph..................................................   18
   Proposal to Amend and Restate Stock Plan for Outside Directors...........   19
   Report of the Audit Committee............................................   21
   Principal Accounting Firm Fees...........................................   22
   Ratification of Appointment of Independent Auditors......................   23
   Shareholder Proposals....................................................   23
   Shareholder Proposals for 2004 Annual Meeting............................   26
   Director Nominations for 2004 Annual Meeting.............................   26
   General Information......................................................   26
   Section 16(a) Beneficial Ownership Reporting Compliance..................   26
   Transactions and Arrangements between CenterPoint Energy and Texas Genco.   27
   Annual Report to Shareholders............................................   28
Appendix I--CenterPoint Energy, Inc. Stock Plan for Outside Directors.......  I-1
Appendix II--CenterPoint Energy, Inc. Audit Committee Charter............... II-1

      [LOGO]

                   Notice of Annual Meeting of Shareholders

Dear Shareholder:

   You are cordially invited to attend the CenterPoint Energy, Inc. 2003 annual meeting of shareholders. The meeting will be held in the auditorium at 1111 Louisiana, Houston, Texas, at 9:00 a.m. Central Time on Wednesday, May 7, 2003. At the meeting, shareholders will be asked to:

  .   elect two Class I Directors for three-year terms;

  .   elect one Class III Director for a two-year term;

  . consider a proposal to amend and restate CenterPoint Energy's Stock Plan for Outside Directors;

  . ratify the appointment of Deloitte & Touche LLP as independent auditors for CenterPoint Energy, Inc. for 2003;

  .   consider two shareholder proposals, if presented to the meeting; and

  .   conduct other business if properly raised.

   Shareholders of record at the close of business on March 10, 2003 are entitled to vote. Each share entitles the holder to one vote. You may vote either by attending the meeting or by proxy card. For specific voting information, please see "Voting Information" on page 1. Even if you plan to attend the meeting, please sign, date and return the enclosed proxy card.

                                          Sincerely,

                                          /s/ Scott E. Rozzell
                                          Scott E. Rozzell
                                          Executive Vice President,
                                          General Counsel and
                                          Corporate Secretary

Dated and first mailed
to shareholders
on April 4, 2003

                           CENTERPOINT ENERGY, INC.
                                1111 Louisiana
                             Houston, Texas 77002
                                (713) 207-1111

                                PROXY STATEMENT

                              Voting Information

   Who may vote. Shareholders recorded in our stock register on March 10, 2003, may vote at the meeting. As of that date, there were 305,214,431 shares of our common stock outstanding, not including shares of common stock owned by CenterPoint Energy. Each share of common stock has one vote.

   Voting by proxy or in person. Your vote is important. You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You may always change your vote at the meeting if you are a holder of record or have a proxy from the record holder. Giving us your proxy means that you authorize us to vote your shares at the meeting in the manner you indicated on your proxy card. You may vote for all, some, or none of our director candidates. You may also vote for or against the other proposals or abstain from voting.

   If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of the director candidates, in favor of the proposal to amend and restate CenterPoint Energy's Stock Plan for Outside Directors, in favor of the ratification of independent auditors and against the shareholder proposals, if presented. If any other matters properly come before the annual meeting, we will vote the shares in accordance with our best judgment and discretion, unless you withhold authority to do so in the proxy card.

   Your proxy may be revoked before it is voted by submitting a new proxy with a later date, by voting in person at the meeting, or by giving written notice to Mr. Scott E. Rozzell, Corporate Secretary, at CenterPoint Energy's address shown above.

   If you plan to attend the meeting and your shares are held by banks, brokers or investment plans (in "street name"), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from your broker or bank are examples of proof of ownership.

   Quorum needed. In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares of common stock eligible to vote must be represented at the meeting, either by proxy or in person. Shares of common stock owned by CenterPoint Energy are not voted and do not count for this purpose.

   Votes needed. The director candidates in Class I and the director candidate in Class III receiving the most votes will be elected to fill the open seats in that respective class on the Board. Adoption of the proposal to amend and restate the Stock Plan for Outside Directors requires the affirmative vote of a majority of the shares of common stock voted for or against the matter, provided the total votes cast for or against constitute 50% or more of the shares entitled to vote. Ratification of the appointment of independent auditors requires the favorable vote of a majority of the shares of common stock voted for or against the matter. Approval of any shareholder proposal presented at the meeting requires the favorable vote of a majority of the shares of common stock represented at the meeting. Abstentions and broker non-votes count for quorum purposes. For voting purposes, however, abstentions and broker non-votes do not affect whether the proposal to amend and restate the Stock Plan for Outside Directors is adopted or the appointment of independent auditors is ratified but have the same effect as a vote against any shareholder proposal submitted. Broker non-votes occur when a broker returns a proxy but does not have authority to vote on a particular proposal.

                          Information About Directors

   CenterPoint Energy's Board of Directors is divided into three classes having staggered terms of three years each. The term of office of the directors in Class I expires at this year's meeting. The terms of office of the Class II and Class III directors will expire in 2004 and 2005, respectively. At each annual meeting of shareholders, directors are elected to succeed the class of directors whose term has expired.

   In January 2003, the size of the Board of Directors was increased from seven to eight directors, and the Board of Directors appointed Thomas F. Madison to fill the newly created Class III directorship. Because Mr. Madison was appointed to the Board of Directors to fill a directorship created by an increase in the number of directors, his term expires at this year's meeting even though he is a member of a class whose term does not expire this year. The director elected to Class III at this year's meeting will be elected for a two-year term that expires in 2005.

   The Board's nominees for Class I directors are Derrill Cody and David M. McClanahan, and the Board's nominee for Class III director is Thomas F. Madison. Messrs. McClanahan and Madison are current directors of CenterPoint Energy. Current Class I directors Robert J. Cruikshank and T. Milton Honea will retire from the Board at the annual meeting at the expiration of their current terms and the size of the Board will be set at seven. If any nominee becomes unavailable for election, the Board of Directors can name a substitute nominee and proxies will be voted for such substitute nominee pursuant to discretionary authority, unless withheld.

   Information about each of the nominees and the continuing directors is set forth below. CenterPoint Energy was organized in 2001 as a subsidiary of Reliant Energy, Incorporated. In a restructuring that took place on August 31, 2002, CenterPoint Energy became the parent holding company for Reliant Energy and other subsidiaries. Unless otherwise indicated or the context otherwise requires, when we refer to periods prior to September 1, 2002, CenterPoint Energy should be understood to mean or include Reliant Energy. Similarly, when we refer to the Board of Directors or board committees of CenterPoint Energy, we include Reliant Energy's board of directors or its committees for periods prior to September 1, 2002.

Nominees for Class I Directors--Term Expiring 2006

   Derrill Cody, age 64, has not previously served as a director of CenterPoint Energy. Mr. Cody is presently of counsel to the law firm of McKinney & Stringer, P.C. in Oklahoma City, Oklahoma. Mr. Cody also serves as a director of Texas Eastern Products Pipeline Company, LLC, the general partner of TEPPCO Partners, L.P. Mr. Cody previously served as Executive Vice President of Texas Eastern Corporation and as Chief Executive Officer of Texas Eastern Gas Pipeline Company from 1987 to 1990.

   David M. McClanahan, age 53, has served as a director and as President and Chief Executive Officer of CenterPoint Energy since September 2002. He served as Vice Chairman of Reliant Energy from October 2000 to September 2002 and as President and Chief Operating Officer of Reliant Energy's Delivery Group from 1999 to September 2002. Previously, he served as President and Chief Operating Officer of the Reliant Energy HL&P division from 1997 to 1999. He has served in various executive officer capacities with Reliant Energy since 1986. Mr. McClanahan also serves as Chairman of Texas Genco Holdings, Inc., an indirect wholly owned subsidiary of CenterPoint Energy.

Nominee for Class III Director--Term Expiring 2005

   Thomas F. Madison, age 67, has been a director since January 2003. He has served as President and Chief Executive Officer of MLM Partners, a small business consulting and investments company in Minneapolis, since 1993. He previously served as President of US West Communications-Markets until December 1992. He later served as Vice Chairman of Minnesota Mutual Life Insurance Company until September 1994, Chairman of Communication Holdings, Inc., a communications and systems integrations company until March 1999, and as an advisory director of CenterPoint Energy Minnegasco, a gas distribution unit of CenterPoint Energy. He is a director of Valmont Industries, Inc., Delaware Group of Funds, Digital River, Inc., ACI Telecentrics, Incorporated and Rimage Corporation.

    The Board of Directors recommends a vote FOR all nominees for Director.

Continuing Class II Directors--Term Expiring 2004

   Milton Carroll, age 52, has been a director since 1992 and Chairman since September 2002. Mr. Carroll is Chairman of Instrument Products, Inc., an oil-tool manufacturing company in Houston, Texas. He also serves as Chairman of Healthcare Service Corporation and a director of Ocean Energy Inc. and Texas Eastern Products Pipeline Company, LLC, the general partner of TEPPCO Partners, L.P.

   John T. Cater, age 67, has been a director since 1983. Mr. Cater is primarily engaged in managing his personal investments in Houston, Texas. Prior to his retirement in 2000, he was Chairman of Compass Bank--Houston. He previously served as President of Compass Bank--Houston, as Chairman and a director of River Oaks Trust Company, and as President, Chief Operating Officer and a director of MCorp, a Texas bank holding company.

   Michael E. Shannon, age 66, has been a director since January 2003. He has been President of MEShannon & Associates, Inc., a private firm specializing in corporate financial advisory services and investments, since 2000. He served as Chairman of the Board and Chief Financial and Administrative Officer of Ecolab, Inc. (a specialty chemical company) from 1996 until his retirement in January 2000. Prior to that, he held senior management positions with Ecolab, Inc., Republic Steel and Gulf Oil Corp. Mr. Shannon is a director of Apogee Enterprises, Inc., The Clorox Company, NACCO Industries, Inc., Pressure Systems, Inc. and Retriever Payment Systems, Inc.

Continuing Class III Director--Term Expiring 2005

   O. Holcombe Crosswell, age 62, has been a director since 1997. Mr. Crosswell is President of Griggs Corporation, a real estate and investment company in Houston, Texas.

Recent Corporate Transactions

   On August 31, 2002, CenterPoint Energy became the parent holding company for Reliant Energy and other subsidiaries. As part of its compliance with the Texas electric restructuring law, on September 30, 2002, CenterPoint Energy distributed its remaining equity interest in Reliant Resources, Inc. to its shareholders. Reliant Resources, to which Reliant Energy had previously transferred substantially all of its unregulated businesses, ceased to be affiliated with CenterPoint Energy as of that date. As part of the restructuring, Reliant Energy conveyed the formerly regulated electric generating assets of its electric utility division, Reliant Energy HL&P, to its indirect wholly owned subsidiary, Texas Genco Holdings, Inc. On January 6, 2003, CenterPoint Energy distributed approximately 19 percent of the common stock it owned in Texas Genco to CenterPoint Energy shareholders. Reliant Resources has an option exercisable in January 2004 to purchase all of the shares of common stock of Texas Genco owned by CenterPoint Energy.

   In connection with CenterPoint Energy's distribution of its remaining equity interest in Reliant Resources to its shareholders, CenterPoint Energy directors Milton Carroll, John T. Cater and Robert J. Cruikshank resigned from the board of directors of Reliant Resources and Reliant Resources directors R. Steve Letbetter and Laree E. Perez resigned from the CenterPoint Energy Board of Directors, eliminating all common directorships between the newly unaffiliated companies.

Board Organization and Committees

   The Board of Directors directs the management of the business and affairs of CenterPoint Energy. The Board appoints committees to help carry out its duties. Last year, the Board met 22 times and the committees met a total of 26 times. Each director attended more than 75% of the meetings of the Board of Directors and the committees on which he served. As of the date of this proxy statement, CenterPoint Energy had the following committees:

   The Audit Committee has six non-employee director members: Mr. Crosswell (Chairman), Mr. Carroll, Mr. Cruikshank, Mr. Honea, Mr. Madison and Mr. Shannon. This committee oversees accounting and internal control matters. The committee selects the firm of independent auditors to audit the financial statements of

CenterPoint Energy and its subsidiaries and reviews and approves the plan and scope of the independent auditors' audit and non-audit services and related fees. Each of the members of the Audit Committee is independent as defined by the listing standards of the New York Stock Exchange. The Audit Committee's report begins on page 21. The Audit Committee met 15 times in 2002.

   The Finance Committee has five non-employee director members: Mr. Cater (Chairman), Mr. Crosswell, Mr. Honea, Mr. Madison and Mr. Shannon. This committee reviews CenterPoint Energy's financial policies and strategies, including capital structure, and approves specific debt and equity offerings within limits set by the Board. The Finance Committee met three times in 2002.

   The Compensation Committee has three non-employee director members: Mr. Cruikshank (Chairman), Mr. Carroll and Mr. Cater. This committee oversees compensation and benefits for CenterPoint Energy's senior officers, including salary, bonus and incentive awards. The committee also administers incentive compensation plans and reviews human resources programs. The Compensation Committee's report on executive compensation begins on page 15. The Compensation Committee met three times in 2002.

   The Governance Committee has three non-employee director members: Mr. Carroll (Chairman), Mr. Cater and Mr. Cruikshank. This committee recommends the number of directors to comprise the Board, evaluates directors whose terms are expiring, evaluates and recommends potential candidates for election to the Board, reviews non-employee director compensation, reviews Board processes and policies, and considers other corporate governance issues. In evaluating potential director nominees, the committee will consider qualified persons recommended by shareholders. Any shareholder wishing to make a recommendation should write to the Corporate Secretary at CenterPoint Energy's address shown above. The Governance Committee met five times in 2002.

Compensation of Directors

   CenterPoint Energy employees receive no extra pay for serving as directors. Compensation for each non-employee director, other than the Chairman, consists of an annual retainer fee of $30,000, a fee of $1,200 for each Board and committee meeting attended and an annual grant of 1,000 shares of CenterPoint Energy common stock. The Chairman receives the compensation payable to other non-employee directors plus a supplemental monthly retainer of $25,000. In addition, in connection with his assuming the position of Chairman, Mr. Carroll was granted 10,000 shares of CenterPoint Energy common stock in November 2002 and is to receive another 10,000 shares of common stock in October 2003. Please refer to "Proposal to Amend and Restate Stock Plan for Outside Directors" for information about proposed changes to stock-based compensation for directors being submitted for approval by shareholders at the annual meeting.

   Since 1985, CenterPoint Energy and its predecessors have had in effect deferred compensation plans that permit directors to elect each year to defer all or part of their annual retainer fees and meeting fees. Directors participating in these plans may elect to receive distributions of their deferred compensation and interest in three ways: (i) an early distribution of either 50% or 100% of their account balance in any year that is at least four years from the year of deferral up to the year in which they reach age 70, (ii) a lump sum distribution payable in the year after they reach age 70 or upon leaving the Board of Directors, whichever is later, or (iii) 15 annual installments beginning on the first of the month coincident with or next following age 70 or upon leaving the Board of Directors, whichever is later. Interest accrues on deferrals made in 1989 and subsequent years at a rate equal to the average annual yield of the Moody's Long-Term Corporate Bond Index plus 2%. Fixed rates of 19% to 24% were established for deferrals made in 1985 through 1988, as a result of then-higher prevailing rates and other factors.

   Non-employee directors participate in a director benefits plan under which a director who serves at least one full year will receive an annual cash amount equal to the annual retainer (excluding any supplemental retainer) in effect when the director terminates service. Benefits under this plan begin the January following the later of the director's termination of service or attainment of age 65, for a period equal to the number of full years of service of the director.

   Non-employee directors who were elected to the Board before 2001 participate in CenterPoint Energy's executive life insurance plan described under "Retirement Plans, Related Benefits and Other Arrangements." This plan provides endorsement split-dollar life insurance with a death benefit equal to six times the director's annual retainer, excluding any supplemental retainer, with coverage continuing after the director's termination of service at age 65 or later. The annual premiums due on the policies are payable solely by CenterPoint Energy, and in accordance with the Internal Revenue Code, the directors must recognize imputed income, which is currently based on the policyholder's one-year term rates. The plan also provides for CenterPoint Energy to make tax reimbursement payments to make the directors whole on an after-tax basis for the liability associated with this imputed income. Upon the death of the insured, the director's beneficiaries will receive the specified death benefit, and CenterPoint Energy will receive any balance of the insurance proceeds in excess of the death benefit. The plan is designed so that the proceeds CenterPoint Energy ultimately receives are sufficient to cover the cumulative premiums paid and the after-tax cost to CenterPoint Energy of the tax reimbursement payments. Directors elected to the Board after 2000 may not participate in this plan.

   During the first five months of 2002, Mr. Carroll received fees of $71,178 from CenterPoint Energy's then subsidiary Reliant Resources for consulting in connection with deregulation issues. Messrs. Carroll, Cater and Cruikshank and former director Laree E. Perez also served as non-employee directors of Reliant Resources during the period in 2002 when Reliant Resources remained a subsidiary of CenterPoint Energy, and received retainer and meeting fees for that service of $40,500, $22,200, $23,400 and $31,800, respectively.

                                Stock Ownership

   The following table shows stock ownership of known beneficial owners of more than 5% of CenterPoint Energy's common stock, each director or nominee for director, the Chief Executive Officer, the other most highly compensated executive officers, and the executive officers and directors as a group. Except as otherwise indicated, information for the executive officers, directors and nominees is given as of March 1, 2003. Pursuant to Securities and Exchange Commission ("SEC") requirements, we also include comparable ownership information for CenterPoint Energy's former Chief Executive Officer. The directors and officers, individually and as a group, beneficially own less than 1% of CenterPoint Energy's outstanding common stock. For directors and executive officers, stock ownership is also shown for CenterPoint Energy's subsidiary Texas Genco. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act, and except as otherwise indicated the respective holders have sole voting and investment powers over such shares.

                                                              Number of Shares of       Number of Shares of
                                                              CenterPoint Energy            Texas Genco
Name                                                             Common Stock              Common Stock
----                                                        -------------------         -------------------
Northern Trust Corporation.................................     33,956,425/(1)/                  N/A
50 South LaSalle Street
Chicago, Illinois 60675

Barrow, Hanley, Mewhinney & Strauss, Inc...................     27,097,158/(2)/                  N/A
One McKinney Plaza
3232 McKinney Avenue, 15th Floor
Dallas, Texas 75204

Putnam, LLC d/b/a Putnam Investments.......................     19,245,536/(3)/                  N/A
One Post Office Square
Boston, Massachusetts 02109

Vanguard Windsor Funds--Vanguard Windsor II Fund...........     15,899,700/(4)/                  N/A
100 Vanguard Blvd.
Malvern, Pennsylvania 19355

Milton Carroll.............................................         15,000                       750
John T. Cater..............................................         10,000/(5)/                  250
Derrill Cody...............................................         10,000                       -0-
O. Holcombe Crosswell......................................         11,595                       579
Robert J. Cruikshank.......................................          7,000/(6)/                  350
T. Milton Honea............................................         62,101                     3,104
R. Steve Letbetter/(7)/....................................        958,430/(8)/                  -0-
Thomas F. Madison..........................................          2,500/(9)/                  -0-
David M. McClanahan........................................        442,916/(8)(10)/            3,085/(11)/
Scott E. Rozzell...........................................        131,623/(8)(10)/              494/(11)/
Stephen C. Schaeffer.......................................        221,925/(8)(10)/            3,259/(11)/
Michael E. Shannon.........................................          2,000/(12)/                 -0-
Thomas R. Standish.........................................         97,804/(8)(10)(13)/        1,022/(11)/
Gary L. Whitlock...........................................         49,091/(8)(10)/              713/(11)/
All of the above officers and directors and other executive
  officers as a group (16 persons).........................      2,196,289/(8)(10)/           16,191/(11)/

--------
(1) This information is as of December 31, 2002 and is based on a Schedule 13G/A filed with the SEC on February 13, 2003 by Northern Trust Corporation and certain of its subsidiaries. This represents 11.16% of the outstanding common stock of CenterPoint Energy. The Schedule 13G/A reports sole voting power for 833,152 shares of common stock, shared voting power for 33,101,374 shares of common stock, sole dispositive power for 1,289,351 shares of common stock and shared dispositive power for 40,990 shares of common stock. CenterPoint Energy understands that the shares reported include 32,099,870 shares of common stock held as trustee of CenterPoint Energy's savings plan.

(2) This information is as of December 31, 2002 and is based on a Schedule 13G filed with the SEC on February 13, 2003 by Barrow, Hanley, Mewhinney & Strauss, Inc. This represents 8.90% of the outstanding common stock of CenterPoint Energy. The 13G reports sole voting power for 8,353,158 shares of common stock, shared voting power for 18,744,000 shares of common stock and sole dispositive power for 27,097,158 shares of common stock.
(3) This information is as of December 31, 2002 and is based on a Schedule 13G/A filed with the SEC on February 14, 2003 by Putnam, LLC d/b/a Putnam Investments on behalf of itself and Marsh & McLennan Companies, Inc., Putnam Investment Management, LLC and The Putnam Advisory Company, LLC. This represents 6.3% of the outstanding common stock of CenterPoint Energy. The 13G/A reports that Putnam Investment Management, LLC holds shared dispositive power for 18,093,932 shares of common stock and that The Putnam Advisory Company, LLC holds shared voting power for 409,080 shares of common stock and shared dispositive power for 1,151,604 shares of common stock.
(4) This information is as of December 31, 2002 and is based on a Schedule 13G filed with the SEC on February 13, 2003 by Vanguard Windsor Funds - Vanguard Windsor II Fund. This represents 5.22% of the outstanding common stock of CenterPoint Energy. The 13G reports sole voting power and shared dispositive power for 15,899,700 shares of common stock.
(5) Mr. Cater owned 5,000 shares of CenterPoint Energy common stock as of March 1, 2003. Subsequent to March 1, 2003, Mr. Cater acquired an additional 5,000 shares.
(6) Includes shares held jointly with spouse.
(7) Mr. Letbetter served as Chairman, President and Chief Executive Officer of CenterPoint Energy from August 31, 2002 until the distribution of Reliant Resources common stock on September 30, 2002. Prior to that time he served in those capacities with Reliant Energy.
(8) Includes shares covered by CenterPoint Energy stock options that are exercisable within 60 days as follows: Mr. Letbetter, 863,437 shares; Mr. McClanahan, 376,425 shares; Mr. Rozzell, 118,864 shares; Mr. Schaeffer, 148,938 shares; Mr. Standish, 73,906 shares; Mr. Whitlock, 34,371 shares; and the group, 1,734,334 shares.
(9) Mr. Madison acquired the above-listed shares of CenterPoint Energy common stock subsequent to March 1, 2003.
(10) Includes shares of CenterPoint Energy common stock held under CenterPoint Energy's savings plan, for which the participant has sole voting power (subject to such power being exercised by the plan's trustee in the same proportion as directed shares in the savings plan are voted in the event the participant does not exercise voting power).
(11) Includes shares of Texas Genco common stock held under CenterPoint Energy's savings plan, as to which the participants do not have voting power but retain dispositive power.
(12) Mr. Shannon acquired the above-listed shares of CenterPoint Energy common stock subsequent to March 1, 2003.
(13) Includes shares held by spouse.

                         Executive Compensation Tables

   These tables show compensation information for the Chief Executive Officer and the four other most highly compensated executive officers. Also included is compensation of the former Chief Executive Officer who served during a portion of 2002. Reported compensation includes compensation paid by both CenterPoint Energy and, for the former Chief Executive Officer, Reliant Resources during the period it was a subsidiary of CenterPoint Energy.

                          SUMMARY COMPENSATION TABLE

                                             Annual Compensation                   Long-Term Compensation
                                    --------------------------------------   ----------------------------------
                                                                                     Awards             Payouts
                                                                             ----------------------   -----------
                                                                             Restricted  Securities
                                                             Other Annual      Stock     Underlying      LTIP
 Name and Principal Position   Year Salary/(1)/ Bonus/(1)/ Compensation/(2)/ Awards/(3)/ Options/(4)/ Payouts/(5)/
 ---------------------------   ---- ----------  ---------- ----------------  ----------  -----------  -----------
David M. McClanahan........... 2002  $575,000   $  646,875     $ 1,074       $       --    191,700     $134,424
  President and Chief          2001   535,000      545,700         976               --    101,720      302,693
  Executive Officer            2000   405,000      445,500         686               --     80,000      104,449

Scott E. Rozzell/(7)/......... 2002   360,500      270,375         680               --     77,800           --
  Executive Vice               2001   291,667      131,250         594           50,454    112,890           --
  President, General
  Counsel and
  Corporate Secretary.........

Gary L. Whitlock/(8)/......... 2002   334,000      250,500      48,607               --     72,200           --
  Executive Vice               2001   143,316      146,250      64,108               --     25,000           --
  President and Chief
  Financial Officer

Stephen C. Schaeffer.......... 2002   322,500      241,875         653               --     70,000       98,581
  Executive Vice               2001   307,500      146,063       1,025               --     52,390      239,001
  President and Group          2000   282,500      247,190         505               --     45,000       83,162
  President--Gas Distribution
  and Sales

Thomas R. Standish............ 2002   264,750      177,510         466               --     51,000       57,003
  President and Chief          2001   248,750      114,000         404               --     28,190      131,440
  Operating Officer,           2000   225,500      153,340         766               --     30,109       44,104
 CenterPoint Energy
 Houston Electric, LLC

R. Steve Letbetter............ 2002   708,333           --       1,990               --    700,000      379,079
  Former Chairman,             2001   983,750    1,739,270       2,514        1,690,000    850,000      812,479
  President and Chief          2000   913,750    2,101,620         393               --    400,000      213,166
  Executive Officer





                                  All Other
 Name and Principal Position   Compensation/(6)/
 ---------------------------   ----------------
David M. McClanahan...........     $ 76,297
  President and Chief                92,126
  Executive Officer                  55,876

Scott E. Rozzell/(7)/.........       77,040
  Executive Vice                     74,233
  President, General
  Counsel and
  Corporate Secretary.........

Gary L. Whitlock/(8)/.........       22,737
  Executive Vice                     85,208
  President and Chief
  Financial Officer

Stephen C. Schaeffer..........       32,067
  Executive Vice                     51,077
  President and Group                43,731
  President--Gas Distribution
  and Sales

Thomas R. Standish............       22,747
  President and Chief                34,320
  Operating Officer,                 25,806
 CenterPoint Energy
 Houston Electric, LLC

R. Steve Letbetter............      205,117
  Former Chairman,                  315,542
  President and Chief               121,472
  Executive Officer

--------
(1) The amount's shown include salary and bonus earned as well as earned but deferred.
(2) The amounts shown include tax reimbursement payments related to imputed income under the executive life insurance plan for Messrs. McClanahan, Rozzell, Whitlock, Schaeffer and Standish. They also include the discount for shares of Reliant Resources stock purchased under the Reliant Resources employee stock purchase plan for Mr. Letbetter during the period Reliant Resources remained a subsidiary and other tax reimbursement payments during 2001 and 2002 in connection with the initial employment of Mr. Whitlock.
(3) On May 4, 2001, Mr. Letbetter was granted an award of Reliant Resources restricted stock of 50,000 shares. The amount shown is based on the closing prices of the underlying shares on May 4, 2001. The aggregate value of Mr. Letbetter's unvested restricted stock holdings as of December 31, 2002, based on the closing sales prices of the underlying shares on that date, was $160,000. On March 30, 2001, Mr. Rozzell was granted an award of 1,115 shares of Reliant Energy restricted stock, which vest in equal installments on the first, second and third anniversaries of the date of grant. The amount shown is based on the closing price of the underlying shares on that date. The aggregate value of Mr. Rozzell's unvested CenterPoint Energy restricted stock as of December 31, 2002, based on the closing sales price of the underlying shares on that date, was $6,324. Both restricted stock grants provide for accrual of dividend equivalents in the event dividends are paid on the underlying common stock.
(4) Securities underlying options are shares of CenterPoint Energy common stock, except for grants in 2001 and 2002 to Mr. Letbetter, which are shares of common stock of Reliant Resources.
(5) Amounts shown represent the dollar value of CenterPoint Energy common stock paid out in that year based on the achievement of performance goals for the cycle ending in the prior year plus dividend equivalent accruals during the performance period.

(6) 2002 amounts include: (a) matching contributions to the savings plan and accruals under the related savings restoration plan, as follows: Mr. McClanahan, $50,431; Mr. Rozzell, $22,129; Mr. Whitlock, $21,611; Mr. Schaeffer, $21,085; Mr. Standish, $15,919; and Mr. Letbetter, $148,556; (b) the term portion of the premiums paid under the executive life insurance plan, as follows: Mr. McClanahan, $1,668; Mr. Rozzell, $1,056; Mr. Whitlock, $977; Mr. Schaeffer, $1,014; and Mr. Standish, $724; (c) accrued interest on deferred compensation that exceeds 120% of the applicable federal long-term rate, as follows: Mr. McClanahan, $24,198; Mr. Whitlock, $149; Mr. Schaeffer, $9,968; Mr. Standish, $6,104; and Mr. Letbetter, $56,561.
(7) Mr. Rozzell was not employed by CenterPoint Energy prior to March 2001. CenterPoint Energy extended a loan to Mr. Rozzell in the amount of $250,000 in connection with his initial employment. The loan bears interest at a rate of 8% and principal and interest are to be forgiven in semi-monthly installments through February 28, 2006 so long as Mr. Rozzell remains employed by CenterPoint Energy or one of its subsidiaries as of each relevant anniversary of his employment date. The amount of loan and interest forgiveness is included in the "All Other Compensation" column.
(8) Mr. Whitlock was not employed by CenterPoint Energy prior to July 2001.

                   CENTERPOINT ENERGY OPTION GRANTS IN 2002

                         Shares      % of 2002 Exercise/Base
                       Underlying    Employee    Purchase               Grant Date
                        Options       Option     Price Per   Expiration  Present
        Name         Granted/(1)(2)/  Grants    Share/(2)/      Date    Value/(3)/
        ----         --------------  --------- ------------- ---------- ----------
David M. McClanahan.    191,700        6.15%       $6.83     03/04/2012  $268,380
Scott E. Rozzell....     77,800        2.50%        6.83     03/04/2012   108,920
Gary L. Whitlock....     72,200        2.32%        6.83     03/04/2012   101,080
Stephen C. Schaeffer     70,000        2.25%        6.83     03/04/2012    98,000
Thomas R. Standish..     51,000        1.64%        6.83     03/04/2012    71,400

--------
(1) Option grants vest in one-third increments per year generally from the date of grant (so long as the officer remains an employee of CenterPoint Energy). All options would immediately vest upon a change in control, as defined in CenterPoint Energy's long-term incentive plan. A "change in control" generally is deemed to have occurred if (a) any person or group becomes the direct or indirect beneficial owner of 30% or more of CenterPoint Energy's outstanding voting securities, unless acquired directly from CenterPoint Energy; (b) a majority of the Board members changes; (c) there is a merger or consolidation of, or involving, CenterPoint Energy (a "transaction") unless, (i) more than 70% of the surviving corporation's outstanding voting securities is owned by former shareholders of CenterPoint Energy, (ii) if the transaction involves CenterPoint Energy's acquisition of another entity, then the total fair market value of such consideration, plus long-term debt of the entity or business being acquired, does not exceed 50% of the total fair market value of CenterPoint Energy's outstanding voting securities, plus the CenterPoint Energy's consolidated long-term debt (determined immediately prior to the consummation of the transaction by a majority of the incumbent Board),
    (iii) no person is the direct or indirect beneficial owner of 30% or more of the then outstanding shares of voting stock of the parent corporation resulting from the transaction and (iv) a majority of the members of the board of directors of the parent corporation resulting from the transaction were members of the Board immediately prior to consummation of the transaction; or (d) the sale or disposition of 70% or more of CenterPoint Energy's assets (an "asset sale") unless (i) individuals and entities that were beneficial owners of CenterPoint Energy's outstanding voting securities immediately prior to the asset sale are the direct or indirect beneficial owners of more than 70% of the then outstanding voting securities of CenterPoint Energy (if it continues to exist) and of the entity that acquires the largest portion of the assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity), and (ii) a majority of the members of Board (if CenterPoint Energy continues to exist) and of the entity that acquires the largest portion of the assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) were members of the Board immediately prior to the asset sale.
(2) In January 2003 the number of shares subject to all outstanding CenterPoint Energy options, and the per share exercise price, were adjusted to give effect to the distribution of Texas Genco common stock to CenterPoint Energy's shareholders, in accordance with a formula designed to preserve the intrinsic value of the options.
(3) Grant date present value is calculated using a Black-Scholes option pricing model assuming a five-year term, volatility of 48.95%, the then-current annual dividend of $.64 per share and a risk-free interest rate of 2.83%. Actual gains, if any, will be dependent on future performance of the common stock.

                   CENTERPOINT ENERGY YEAR-END OPTION VALUES

                           Number of Unexercised     Value of Unexercised
                                Options at          In-the-Money Options at
         Name/(1)/           December 31, 2002      December 31, 2002/(2)/
          --------       ------------------------- -------------------------
                         Exercisable Unexercisable Exercisable Unexercisable
                         ----------- ------------- ----------- -------------
    David M. McClanahan.   219,486      311,913       $  --      $320,139
    Scott E. Rozzell....    43,053      163,911          --       129,926
    Gary L. Whitlock....     8,333       88,867          --       120,574
    Stephen C. Schaeffer    77,966      133,180          --       116,900
    Thomas R. Standish..    29,664       86,962          --        85,170
    R. Steve Letbetter..   551,455      266,666          --            --

--------
(1) None of the named executive officers exercised any options in 2002.
(2) Based on the average of the high and low sales prices of the common stock of CenterPoint Energy on the New York Stock Exchange Composite Tape, as reported in The Wall Street Journal for December 31, 2002.

       CENTERPOINT ENERGY LONG-TERM INCENTIVE PLAN--AWARDS IN 2002/(1)/

                                               Estimated Future Payouts Under
                                               Non-Stock Price-Based Plans/(2)/
                                               --------------------------------
                                  Performance  Threshold   Target     Maximum
                         Number   Period Until  Number     Number     Number
           Name         of Shares    Payout    of Shares  of Shares  of Shares
           ----         --------- ------------ ---------  ---------  ---------
   David M. McClanahan.  35,900    12/31/2004   17,950     35,900     53,850
   Scott E. Rozzell....  14,600    12/31/2004    7,300     14,600     21,900
   Gary L. Whitlock....  13,500    12/31/2004    6,750     13,500     20,250
   Stephen C. Schaeffer  13,100    12/31/2004    6,550     13,100     19,650
   Thomas R. Standish..   9,600    12/31/2004    4,800      9,600     14,400

--------
(1) Amounts shown are potential payouts of awards in cash, common stock, or a combination thereof under CenterPoint Energy's long-term incentive plan. These awards have a three-year performance cycle. Payouts will be based on a total shareholder return measure (compared to a peer group of companies in which at least 80% of revenues are generated from regulated operations) and operating cash flow weighted 40% and 60%, respectively. If a change in control occurs (as described in footnote (1) to the CenterPoint Energy Option Grants in 2002 table), such amounts will be paid in cash at the maximum level, without regard to the achievement of performance goals.
(2) The table does not reflect dividend equivalent accruals during the performance period.

                    RELIANT RESOURCES OPTION GRANTS IN 2002

   The following table presents information regarding a grant made by the Compensation Committee of Reliant Resources' board of directors on March 1, 2002 to CenterPoint Energy's former Chief Executive Officer of options to acquire common stock of Reliant Resources, during the period Reliant Resources was a subsidiary of CenterPoint Energy.

                                    % of
                       Shares       2002   Exercise/Base
                     Underlying   Employee   Purchase               Grant Date
                       Options     Option    Price Per   Expiration  Present
                     Granted/(1)/  Grants      Share        Date    Value/(2)/
                     -----------  -------- ------------- ---------- ----------
  R. Steve Letbetter   700,000      9.82%     $10.90     02/29/2012 $3,563,000

--------
(1) The option grant vests in equal increments on the first, second and third anniversaries of the date of grant, subject to conditions related to continued employment, and also vest upon the occurrence of a "change in control" defined in a manner generally similar to the definition in CenterPoint Energy's long-term incentive plan.
(2) Grant date present value is calculated using a Black-Scholes option pricing model assuming a five-year term, volatility of 46.99%, no annual dividends and a risk-free interest rate of 4.43%. Actual gains, if any, will be dependent on future performance of the common stock.

                   RELIANT RESOURCES YEAR-END OPTION VALUES

   The following table presents year-end option value information related to the former Chief Executive Officer's holdings of options to purchase stock of Reliant Resources.

                                                       Value of Unexercised
                          Number of Unexercised       In-the-Money Options at
         Name/(1)/      Options at December 31, 2002  December 31, 2002/(2)/
          --------      ---------------------------- -------------------------
                        Exercisable   Unexercisable  Exercisable Unexercisable
             -          -----------   -------------  ----------- -------------
     R. Steve Letbetter   823,354       1,371,814       $  --        $  --

--------
(1) Mr. Letbetter did not exercise any options in 2002.
(2) Based on the average of the high and low sales prices of the common stock of Reliant Resources on the New York Stock Exchange Composite Tape, as reported in The Wall Street Journal for December 31, 2002.

        RELIANT RESOURCES LONG-TERM INCENTIVE PLAN--AWARDS IN 2002/(1)/

   The following table presents information on awards to the former Chief Executive Officer based on the performance of Reliant Resources, made at a time during 2002 when Reliant Resources remained a subsidiary.

                                              Estimated Future Payouts Under
                                              Non-Stock Price-Based Plans/(2)/
            -                                 --------------------------------
                                 Performance  Threshold   Target     Maximum
                        Number   Period Until  Number     Number     Number
           Name        of Shares    Payout    of Shares  of Shares  of Shares
           ----        --------- ------------ ---------  ---------  ---------
    R. Steve Letbetter  125,000   12/31/2004   62,500     125,000    187,500

--------
(1) Amounts shown are potential payouts in cash, common stock, or a combination thereof of an award under Reliant Resources' long-term incentive plan. The award has a three-year performance cycle and provides for payouts based entirely on Reliant Resources' total shareholder return compared to a peer group of companies which participate in the unregulated segments of the domestic power and gas industries. The plan provides that if a change in control (as defined in the plan) occurs, payout will be made in cash at the maximum level, without regard to the achievement of performance goals.
(2) This table does not reflect dividend equivalent accruals, if any, during the performance period.

                     EQUITY COMPENSATION PLAN INFORMATION

   The following table sets forth information about CenterPoint Energy's common stock that may be issued under our existing equity compensation plans as of December 31, 2002.

                                                    (a)                     (b)                      (c)
                                          ----------------------- -----------------------  -----------------------
                                                                                            Number of securities
                                                                                           remaining available for
                                                                                            future issuance under
                                          Number of securities to    Weighted average        equity compensation
                                          be issued upon exercise    exercise price of        plans (excluding
                                          of outstanding options,  outstanding options,    securities reflected in
              Plan category                 warrants and rights   warrants and rights/(1)/       column(a))
              -------------               ----------------------- -----------------------  -----------------------
Equity compensation plans approved by
  security holders/(2)/..................       13,670,799/(3)/           $16.97                 10,905,381/(4)/
Equity compensation plans not approved by
  security holders/(5)/..................          395,567/(5)/            19.15                    364,699/(6)/
                                                ----------                ------                 ----------
Total....................................       14,066,366                $17.03                 11,270,080
                                                ==========                ======                 ==========

--------
(1) The weighted average exercise price applies to outstanding options, without taking into account performance units and performance shares which do not have an exercise price.
(2) These plans consist of the 1989 and 1994 Long-term Incentive Compensation Plans, the 2001 Long-term Incentive Plan and the Stock Plan for Outside Directors. No future grants may be made under the 1989 and 1994 Long-term Incentive Compensation Plans.

(3) Includes, in addition to shares underlying options, an aggregate of 453,822 shares issuable upon settlement of outstanding grants of performance shares and 1,070,078 shares issuable upon settlement of outstanding performance units, assuming maximum performance is achieved and payment of outstanding performance units is made in shares based on the average closing price of the common stock during the fourth quarter of 2002. Does not include 5,318 shares subject to issuance upon exercise of options, having an average exercise price of $6.80 per share, assumed in the 1997 merger in which NorAm Energy Corp. was acquired.
(4) The securities remaining available for issuance may be issued in the form of stock options, stock appreciation rights, restricted stock awards, performance units and performance shares. The shares remaining available for issuance may be used for any of these types of awards, except that the Stock Plan for Outside Directors provides only for awards of common stock.
(5) Plans not approved by shareholders include the Common Stock Participation Plan for Designated New Employees and Non-officer Employees and an authorization for each director of CenterPoint Energy to receive a grant of 500 shares of common stock per year in addition to the grants under the Stock Plan for Outside Directors referred to in footnote (2). Outstanding awards under the Common Stock Participation Plan, in which participation is limited to new employees and existing employees who are not officers of CenterPoint Energy, consist of stock options covering 307,665 shares of common stock which generally vest in equal annual increments over three years from the grant date and awards of 87,902 restricted stock awards which generally vest two or three years after grant. Future awards under the Common Stock Participation Plan are limited to stock options, with the terms to be established for each grant by the committee administering the plan. Performance-based stock awards under the Common Stock Participation Plan become payable in cash, without regard to otherwise applicable vesting provisions, in the event of a change of control (as defined in a manner generally the same as set forth in footnote (1) to the CenterPoint Energy Option Grants in 2002 table).
(6) The supplemental award for outside directors is currently formula-based as described in footnote (5) and does not set forth a fixed number of shares available for future issuance. The number included in the table for the supplemental awards is the number of shares issuable to each director during the then-current term for which the director has been elected, determined as of December 31, 2002. The supplemental awards would be terminated upon approval of the proposal described in "Proposal to Amend and Restate Stock Plan for Outside Directors." The number shown also includes 362,699 shares which may be made the subject of future stock option grants under the Common Stock Participation Plan.

           Retirement Plans, Related Benefits and Other Arrangements

                            PENSION PLAN TABLE/(1)/

Cash Balance Participants with Prior Plan Grandfather Benefit

                       Estimated Annual Pension Based on Years of Service/(2)/
                       -------------------------------------------------------
         Final Average
            Annual
         Compensation                                                35 or
           At Age 65      15         20         25         30        more
           ---------    --------   --------   --------  --------  -----------
         $  250,000    $ 69,848   $ 93,131   $116,414   $139,696  $   162,979
            500,000     142,598    190,131    237,664    285,196      332,729
            750,000     215,348    287,131    358,914    430,696      502,479
          1,000,000     288,098    384,131    480,164    576,196      672,229
          1,250,000     360,848    481,131    601,414    721,696      841,979
          1,500,000     433,598    578,131    722,664    867,196    1,011,729

         Cash Balance Participants without Prior Plan Grandfather Benefit

                       Estimated Annual Pension Based on Years of Service/(2)/
                       -------------------------------------------------------
         Final Average
            Annual
         Compensation
           At Age 65      5          10         15         20         25
           ---------    --------   --------   --------  --------  -----------
         $  250,000    $  4,324   $  8,640   $ 12,947   $ 17,247  $    21,538
            500,000       8,648     17,279     25,895     34,493       43,076
            750,000      12,972     25,919     38,842     51,740       64,613
          1,000,000      17,296     34,559     51,789     68,986       86,151
          1,250,000      21,620     43,199     64,736     86,233      107,689
          1,500,000      25,944     51,838     77,684    103,480      129,227
          1,750,000      30,268     60,478     90,631    120,726      150,764
          2,000,000      34,592     69,118    103,578    137,973      172,302

--------
(1) Effective January 1, 1999, the retirement plan provides for benefit accruals based on a cash balance formula. Under the cash balance formula, participants accumulate a retirement benefit based upon 4% of eligible earnings and current interest credits. Prior to January 1, 1999, the retirement plan accrued benefits based on a participant's years of service, final average pay and covered compensation (final average pay formula). Final average annual compensation means the highest compensation for 36 consecutive months out of the 120 consecutive months immediately preceding retirement, based solely on base salary and bonus amounts. For purposes of the first table above, final average compensation is frozen as of December 31, 2008 pursuant to the terms of the retirement plan. Retirement benefits for persons who were employees as of December 31, 1998 are based on the higher of the benefit calculated under the final average pay formula or the cash balance formula (prior plan grandfather benefit). Based on their hire dates, Messrs. McClanahan, Schaeffer, and Standish are eligible for the prior plan grandfather benefit. Since it is anticipated that under the prior plan grandfather benefit the final average pay formula will provide the higher benefit, the benefits reflected in the table entitled "Cash Balance Participants with Prior Plan Grandfather Benefit" are based on the final average pay formula. Mr. McClanahan's, Mr. Schaeffer's and Mr. Standish's benefits are not expected to exceed the amounts reflected in that table. Messrs. Rozzell and Whitlock were first employed after January 1, 1999 and thus their benefits are based solely on the cash balance formula. Mr. Rozzell's and Mr. Whitlock's benefits are not expected to exceed the benefits reflected in the table entitled "Cash Balance Participants without Prior Plan Grandfather Benefit," which are based on the cash balance formula. Regarding years of credited benefit service under the retirement plan as of December 31, 2002, Mr. McClanahan had 28 years, Mr. Rozzell had two years, Mr. Schaeffer had 33 years, Mr. Standish had 21 years and Mr. Whitlock had one year. In some circumstances, Mr. McClanahan is entitled to up to three additional years of credited benefit service under a supplemental agreement.
(2) Amounts are determined on a single-life annuity basis and are not subject to any deduction for Social Security or other offsetting amounts. The qualified retirement plan limits compensation and benefits in accordance with provisions of the Internal Revenue Code. Pension benefits based on compensation above the qualified plan limit or in excess of the limit on annual benefits are provided through the benefit restoration plan.

   CenterPoint Energy maintains an executive benefits plan that provides certain salary continuation, disability and death benefits to certain key officers of CenterPoint Energy and certain of its subsidiaries. Messrs. McClanahan, Schaeffer and Standish participate in this plan pursuant to individual agreements that generally provide for (a) a salary continuation benefit of 100% of the officer's current salary for 12 months after death during active employment and then 50% of salary for nine years or until the deceased officer would have attained age 65, if later, and (b) if the officer retires after attainment of age 65, an annual postretirement death benefit of 50% of the officer's preretirement annual salary payable for six years. Coverage under this plan has not been provided to persons attaining executive officer status after July 1, 1996. During the portion of 2002 during which Reliant Resources was a subsidiary of CenterPoint Energy, Reliant Resources maintained an executive benefit plan essentially identical to that described above for CenterPoint Energy, in which Mr. Letbetter participated pursuant to an individual agreement.

   CenterPoint Energy has an executive life insurance plan providing split-dollar life insurance in the form of a death benefit for designated officers. This plan provides endorsement split-dollar life insurance, with coverage continuing after the officer's termination of service at age 65 or later. The death benefit coverage for each officer varies in proportion to current salary. Messrs. McClanahan, Rozzell, Whitlock, Schaeffer and Standish have single-life coverage equal to two times current salary. The annual premiums are payable solely by CenterPoint Energy. In accordance with the Internal Revenue Code, the officers must recognize imputed income currently based on the policyholder's one-year term rates, and the plan provides for CenterPoint Energy to make tax reimbursement payments to make the officers whole on an after-tax basis for the liability associated with the imputed income. Upon the death of the insured, the officer's beneficiaries will receive the specified death benefit, and CenterPoint Energy will receive any balance of the insurance proceeds payable in excess of the specified death benefit. This plan is designed so that the proceeds received are expected to be sufficient to cover cumulative outlays to pay premiums and the after-tax cost of the tax reimbursement payments. There is no arrangement or understanding under which any covered individual will receive or be allocated any interest in any cash surrender value under any policy. Persons who become officers of CenterPoint Energy after 2001 are not eligible to participate in this plan. During the portion of 2002 during which Reliant Resources was a subsidiary of CenterPoint Energy, Reliant Resources maintained a similar plan under which premiums were paid solely by Reliant Resources. Mr. Letbetter had second-to-die coverage under Reliant Resources' plan that is based on the amount of premium that could have provided single-life coverage equal to four times salary at the time of purchase.

   Since 1985, CenterPoint Energy and its predecessors have had in effect deferred compensation plans that permit eligible participants to elect each year to currently defer a percentage of that year's salary and up to 100% of that year's annual bonus. In addition to salary and bonus deferrals, effective in 2002, eligible participants could also commence deferrals into the current plan once they reached the qualified savings plan compensation limit or the defined contribution annual addition limit under the Internal Revenue Code. Participants in these plans may elect to receive distributions of their deferred compensation and interest in three ways: (i) an early distribution of either 50% or 100% of their account balance in any year that is at least four years from the year of deferral up to the year in which they reach age 65; (ii) a lump sum distribution payable in the year after they reach age 65 or upon leaving the Company, whichever is later; or (iii) 15 annual installments beginning on the first of the month coincident with or next following age 65 or upon leaving the Company, whichever is later. Interest generally accrues on deferrals made in 1989 and subsequent years at a rate equal to the average annual yield of the Moody's Long-Term Corporate Bond Index plus 2%. Fixed rates of 19% to 24% were established for deferrals made in 1985 through 1988, as a result of then-higher prevailing rates and other factors. Current accruals of the above-market portion of the interest on deferred compensation amounts are included in the "All Other Compensation" column of the Summary Compensation Table.

   CenterPoint Energy maintains a trust agreement with an independent trustee establishing a "rabbi trust" for the purpose of funding benefits payable to participants (including each of its named executive officers) under CenterPoint Energy's deferred compensation plans, executive incentive compensation plans, benefit restoration plan and savings restoration plan, also referred to as the "Designated Plans." The trust is a grantor trust, irrevocable except in the event of an unfavorable ruling by the Internal Revenue Service as to the tax status of the trust or certain changes in tax law. It is currently funded with a nominal amount of cash. Future contributions will be made to the grantor trust if and when required by the provisions of the Designated Plans or when required by CenterPoint Energy's Benefits Committee. The Benefits Committee consists of officers of CenterPoint Energy designated by the Board of Directors and has general responsibility for funding decisions, selection of investment managers for CenterPoint Energy's retirement plan and other administrative matters in connection with other employee benefit plans of CenterPoint Energy. If there is a change in control (defined in a manner generally the same as the comparable definition in CenterPoint Energy's long-term incentive plan), the grantor trust must be fully funded, within 15 days following the change in control, with an amount equal to the entire benefit to which each participant would be entitled under the Designated Plans as of the date of the change in control (calculated on the basis of the present value of the projected future benefits payable under the Designated Plans). The assets of the grantor trust are required to be held separate and apart from the other funds of CenterPoint Energy and its subsidiaries, but remain subject to claims of general creditors under applicable state and federal law.

   Under the terms of the separation of CenterPoint Energy from Reliant Resources, Reliant Resources assumed the obligations of CenterPoint Energy to the participants in the Designated Plans, the split-dollar life insurance plan and employment agreements of individuals who became employees of Reliant Resources. In connection with the assumption of liabilities under some of the Designated Plans, CenterPoint Energy transferred to Reliant Resources approximately $28 million in January 2003.

   Mr. McClanahan and Mr. Schaeffer were parties to severance agreements with Reliant Energy that expired in September 2000. The expired agreements provided, in general, for the payment of certain benefits in the event of a covered termination of employment occurring within three years after the occurrence of a change of control of Reliant Energy. A covered termination occurred if the officer's employment was terminated for reasons other than death, disability, termination on or after age 65, termination for cause, or resignation by the officer (except in specified circumstances involving a change in control). Under the agreements, an officer that experienced a covered termination was entitled to a payment of three times the sum of his annual salary and his target annual bonus as well as certain welfare and other benefits. CenterPoint Energy is currently considering authorizing new severance agreements for the CenterPoint Energy officers named in the Summary Compensation Table.

                     Report of the Compensation Committee

Compensation Policy

   It is the executive compensation policy of CenterPoint Energy to have compensation programs that:

  . strengthen the relationship between executives and shareholder interests by encouraging equity ownership;

  . attract, retain and encourage the development of highly qualified and experienced executives;

  .   strengthen the relationship between individual pay and performance;

  .   promote overall corporate performance; and

  . provide compensation that is externally competitive and internally equitable.

   CenterPoint Energy retains an independent consulting firm each year to review the executive compensation practices of companies considered peer companies in terms of size and type of business. These companies were used to review the competitiveness of CenterPoint Energy's base pay, annual incentive and long-term incentive targets. A broader group of both utility and other industrial companies was used to verify the appropriate mix of base pay, annual incentive and long-term incentives for CenterPoint Energy executives. The companies included in the compensation review are not identical to the companies referred to in the Stock Performance Graph on page 18 because the Compensation Committee believes that CenterPoint Energy's most direct competitors for executive talent are not limited to the companies included in the Performance Graph. In establishing individual compensation targets, the Compensation Committee considers the level and nature of responsibility, experience and its own subjective assessment of performance. In making these determinations, the Compensation Committee also takes into account the Chief Executive Officer's evaluations of the performance of other executive officers. The Compensation Committee generally considers that the objectives of CenterPoint Energy's pay philosophy are best served when total compensation for its executives approximates the 50/th/ to 75/th/ percentile of the market represented by the companies included in the review.

   Common stock ownership guidelines, applicable to all of the officers of CenterPoint Energy, consist of a value of two times salary.

   The Compensation Committee periodically evaluates executive compensation programs in light of Section 162(m) of the Internal Revenue Code. This Section generally disallows the deductibility of compensation in excess of $1 million for certain executive officers, but excludes from the limitation certain qualifying performance-based compensation. The Compensation Committee intends to structure its compensation programs in a manner that maximizes tax deductibility. However, it recognizes that there may be situations in which the best interests of shareholders are served by administering some elements of compensation such that they occasionally may not meet the requirements for exclusion under Internal Revenue Code Section 162(m).

   The key elements of CenterPoint Energy's executive compensation program are base salary, annual incentive awards and long-term incentive awards. The Compensation Committee evaluates each element of compensation separately and in relation to the other elements of an executive's total compensation package. The percentage of an executive's compensation that is variable or performance-based generally increases with higher levels of total compensation. The result is that the majority of the executive officers' compensation is considered at risk. The ultimate value of this at-risk compensation is determined based on the performance of the company and its stock price.

   Base Salaries. The Compensation Committee's annual recommendations to the Board concerning each executive officer's base salary are based on its analysis of salary levels for executive officer positions among comparable companies, and its subjective evaluation of and management's evaluation of each executive officer's individual performance and level of responsibility. Mr. McClanahan's performance is evaluated solely by the Committee.

   Annual Incentive Compensation. Annual bonuses are paid pursuant to CenterPoint Energy's annual incentive compensation plan, which provides for cash bonuses based on achievement over the course of the year of performance objectives approved by the Compensation Committee at the commencement of the year. Target annual incentives established at the beginning of the year 2002 for executive officers ranged from 40% to 75% of base salary. Depending on the performance objectives achieved each year, performance-based payouts can vary from 0% to 200% of the targeted amount. The performance goals for 2002 were based entirely on consolidated earnings per share for the executive officers, excluding Mr. Standish and another executive officer. Goals for Mr. Standish and another executive officer consisted primarily of consolidated earnings per share and certain business unit performance goals. Earnings per share performance for 2002 was attained at 150% and resulted in payments ranging from 134% to 150% of targeted annual bonuses for these officers. Mr. McClanahan's achievement was 150%.

   Long-Term Incentive Compensation. The current approach to long-term incentives consists of grants of stock options, restricted stock, performance shares and performance units. Under the plans, officers receive awards of performance shares or performance units based on financial objectives measurable over a three-year performance cycle. Payout levels for the performance shares or performance units are calculated by determining the percentage of achievement for each objective and can range from 0% to 150% of target.

   For the performance cycle that began in 2002, CenterPoint Energy's goals generally consisted of total shareholder return in relation to a peer group of companies (representing those in which at least 80% of revenues are generated from regulated operations) and operating cash flow, weighted 40% and 60%, respectively. Goals for officers of Texas Genco consisted of total shareholder return and certain business unit performance goals, weighted 25% and 75%, respectively.

   In connection with the 2002 spin-off of Reliant Resources, all outstanding performance shares for the performance cycle ending in 2002 were converted to time-based restricted shares of CenterPoint Energy common stock at the maximum level of performance with the exception of those awarded to Mr. McClanahan, Mr. Letbetter and certain other former officers of CenterPoint Energy. Mr. McClanahan's and Mr. Letbetter's awards were 56.25% of target, which reflected actual performance. The holders of these time-based restricted shares also were entitled to shares of Reliant Resources common stock as of the date of the spin-off in the same manner as other holders of CenterPoint Energy common stock. All such shares vested if the officer holding the restricted shares remained employed with CenterPoint Energy or Reliant Resources through December 31, 2002.

   In addition to the performance shares or units, annual grants of stock options under CenterPoint Energy's long-term incentive plan are made at an option price not less than the fair market value of the respective common stock on the date of grant. This design is intended to focus executive officers on the creation of shareholder value over the long term and encourage equity ownership. Information concerning option grants in the year 2002, including grant date present values, is shown in the table CenterPoint Energy Option Grants in 2002 on page 9. The treatment of outstanding options following the distribution of Texas Genco is discussed in the footnotes to that table.

   Executive compensation determinations or recommendations for the 2002 compensation of the former Chief Executive Officer included in the Summary Compensation Table were made by the compensation committee of Reliant Resources rather than by this Committee.

Chief Executive Officer Compensation

   CenterPoint Energy's outside compensation consultants prepared an independent report on its Chief Executive Officer's compensation, which took into consideration CenterPoint Energy's size and complexity, and the markets in which it competes for talent. In evaluating Mr. McClanahan's total compensation, the Compensation Committee considered his contributions to the overall success of CenterPoint Energy through his leadership and individual performance. While Mr. McClanahan's current compensation is below competitive norms, the Compensation Committee believes that Mr. McClanahan's compensation package, in conjunction with anticipated future base pay increases, is sufficient to ensure his continuing focus on creating substantial improvements in shareholder value. During 2002, the Compensation Committee set Mr. McClanahan's base salary at $575,000. His annual incentive target was set at 75% of base salary. When Mr. McClanahan's base salary reaches market levels, his long-term incentive target, when combined with his annual cash compensation, is intended to position Mr. McClanahan's total direct compensation between the 50/th/ and 75/th/ percentile of the competitive market, based on the achievement of incentive plan performance objectives.

                                          Robert J. Cruikshank, Chairman
                                          Milton Carroll
                                          John T. Cater

                            Stock Performance Graph

   The following graph shows the yearly percentage change in the cumulative total shareholder return on the common stock of CenterPoint Energy and its predecessor, Reliant Energy, the S&P 500 Electric Utilities Index and the S&P 500 Index for the period from December 31, 1997 to December 31, 2002. Standard & Poor's has replaced the S&P 500 Electric Companies Index that CenterPoint Energy used in previous years as an industry-specific index with the S&P 500 Electric Utilities Index.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
CENTERPOINT ENERGY, THE S&P 500 ELECTRIC UTILITIES INDEX AND THE S&P 500 INDEX
                 FOR THE FISCAL YEAR ENDED DECEMBER 31/(1)(2)/



                        [Performance Graph appears here]

                                                    December 31,
                                            -----------------------------
                                            1997 1998 1999 2000 2001 2002
                                            ---- ---- ---- ---- ---- ----
      CenterPoint Energy and Reliant Energy $100 $126 $ 95 $190 $121 $ 50
      S&P 500 Electric Utilities Index.....  100  116   97  150  125  106
      S&P 500 Index........................  100  129  156  141  125   97

--------
(1) Assumes that the value of the investment in the common stock and each index was $100 on December 31, 1997 and that all dividends were reinvested. The distribution of Reliant Resources common stock in 2002 is treated as a $1.38 per share cash distribution.
(2) Historical stock price performance is not necessarily indicative of future price performance.

        Proposal to Amend and Restate Stock Plan for Outside Directors

   The Board of Directors adopted and holders of the common stock at the annual meeting of shareholders held on May 22, 1996 approved the Houston Industries Incorporated Stock Plan for Outside Directors (Director Stock Plan). The Board of Directors has approved, subject to approval by holders of the common stock at the Annual Meeting, the amendment and restatement of the Director Stock Plan in the form of the CenterPoint Energy, Inc. Stock Plan for Outside Directors. The vote required for approval of the proposal is the affirmative vote of the holders of a majority of the shares of common stock voted for or against the matter, provided the total votes cast constitute 50% or more of the shares entitled to vote. If the amendment and restatement of the Directors Stock Plan is not so approved, it will not become effective, and the Director Stock Plan will continue in effect in its current form.

   The purpose of the Director Stock Plan is to provide for a method of compensation for the members of the Board of Directors who are not employees of CenterPoint Energy or any of its subsidiaries that will strengthen the alignment of their financial interests with those of CenterPoint Energy shareholders. The Director Stock Plan is intended to (i) enhance CenterPoint Energy's ability to maintain a competitive position in attracting and retaining qualified outside directors who contribute, and are expected to contribute, materially to the success of CenterPoint Energy; (ii) provide a means of compensating outside directors whereby the compensation received will have a value dependent on the price of the common stock; and (iii) enhance the interest of the outside directors in CenterPoint Energy's continued success and progress by further aligning each outside director's interests with those of shareholders. Stock awards under the plan are in addition to the annual retainer fee and meeting fees earned by outside directors. The number of non-employee director participants to whom the Director Stock Plan initially would apply after its amendment and restatement is six, assuming all director candidates are elected.

   The following is a summary of the principal provisions of the Director Stock Plan, a copy of which is attached to this proxy statement as Appendix I. This summary is qualified in its entirety by express reference to the complete text of the Director Stock Plan.

   The Director Stock Plan currently provides for an automatic annual grant of 500 shares of common stock to each outside director. Each year's grants have been made on the first business day of the month immediately following that year's annual meeting of shareholders. In May 2000 the Board of Directors approved annual grants of 500 shares for each non-employee director supplemental to those made under the Director Stock Plan, increasing the total annual grant to 1,000 shares of common stock for each non-employee director. The amendment and restatement of the Director Stock Plan provides for an annual grant of the right to receive up to but not to exceed 5,000 shares of common stock for each outside director as determined by the Board of Directors. The first new grant, assuming approval of the amendment and restatement of the Director Stock Plan at the annual meeting, and subject to Board determination, will occur on June 2, 2003. In addition, the amended and restated Director Stock Plan provides that on or after the date an individual first becomes an outside director, he or she may be granted a one-time initial grant of the right to receive up to but not to exceed 5,000 shares of common stock as determined by the Board of Directors. Directors eligible for discretionary one-time grants include non-employee directors currently in office as well as newly elected or appointed non-employee directors. Each outside director will continue to be eligible to receive an annual grant of common stock as long as the director has the status of outside director on the applicable grant date, subject to termination or amendment of the Director Stock Plan as described below.

   If the amendment and restatement of the Director Stock Plan is approved, the 500 share per year annual grants supplemental to those made under the Director Stock Plan will be discontinued.

   Prior to the amendment and restatement of the Director Stock Plan, no vesting or similar conditions were applicable to shares following the applicable grant. Under the amended and restated Director Stock Plan, all annual and initial grants will vest in one-third increments per year generally from the date of grant so long as the outside director remains a director of CenterPoint Energy. For this purpose, the service of a director who attains age 70 while in office is deemed to continue until the last day of the year in which he or she ceases to be a director. In addition, all grants under the Director Stock Plan would immediately vest upon the death of an outside director while serving on the Board of Directors or upon the occurrence of a change in control, which is defined in a manner generally the same as set forth in footnote (1) to the CenterPoint Energy Option Grants in 2002 table on page 9.

   Grants under the Director Stock Plan may be made out of the authorized but unissued shares of common stock or by transfer of shares of common stock previously reacquired by CenterPoint Energy.

   The original aggregate number of shares of common stock which may be granted during the term of the Director Stock Plan is 100,000, of which 57,500 remain available for grant. As amended and restated, the Director Stock Plan provides that the aggregate number of shares of common stock that may be granted during the term of the Director Stock Plan be increased by 250,000 shares, resulting in a total of 307,500 shares available for grant. To the extent shares subject to a grant are not issued or delivered as a consequence of termination of service prior to vesting, the shares will be added back to those available for grant. The number of shares issuable in connection with any annual or initial grant and the aggregate number of shares remaining available for issuance under the Director Stock Plan will be proportionately adjusted to reflect any subdivision or combination of the outstanding shares of common stock or dividend payable in shares of common stock. As of March 26, 2003, the closing price of a share of common stock was $6.85.

   The Director Stock Plan will continue until the available number of shares authorized under the plan is exhausted unless and until it is terminated prior to that time by action of the Board of Directors. The Board of Directors may from time to time amend, modify, or suspend the Director Stock Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that no amendment or alteration shall be effective prior to approval by the shareholders to the extent such approval is then required by applicable legal requirements. Except for the limitation based on legal requirements, the Director Stock Plan does not restrict the nature of amendments that may be made without shareholder approval, including amendments that would increase the cost of the plan to CenterPoint Energy. Under a proposed rule of the New York Stock Exchange, material revisions to equity compensation plans would be subject to shareholder approval. CenterPoint Energy intends to comply with the rules of the New York Stock Exchange to the extent they are applicable to amendments of the Director Stock Plan.

   The Board of Directors recommends a vote FOR this proposal.

                         Report of the Audit Committee

   The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of CenterPoint Energy. During 2002, the Audit Committee met 15 times, including meetings to discuss the interim financial information contained in each quarterly earnings announcement with the Chief Accounting Officer and Deloitte & Touche, LLP, CenterPoint Energy's independent auditors, prior to public release.

   In discharging its oversight responsibility as to the audit process, the Audit Committee (a) obtained from the independent auditors a formal written statement describing all relationships between the auditors and CenterPoint Energy that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and (b) discussed with the auditors any relationships that may impact their objectivity and independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of CenterPoint Energy's internal controls. The Audit Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

   The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and discussed and reviewed the results of the independent auditors' examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

   The Audit Committee reviewed the audited financial statements of CenterPoint Energy as of and for the fiscal year ended December 31, 2002, with management and the independent auditors. Management has the responsibility for the preparation of CenterPoint Energy's financial statements and the independent auditors have the responsibility for the examination of those statements.

   Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that CenterPoint Energy's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Audit Committee also reappointed, subject to ratification, Deloitte & Touche as CenterPoint Energy's independent auditors. On March 4, 2003, the Audit Committee adopted an amended and restated charter, a copy of which is attached as Appendix II.

                                          O. Holcombe Crosswell, Chairman
                                          Milton Carroll
                                          Robert J. Cruikshank
                                          T. Milton Honea
                                          Thomas F. Madison
                                          Michael E. Shannon

                        Principal Accounting Firm Fees

   Aggregate fees billed to CenterPoint Energy as a consolidated entity during the fiscal years ending December 31, 2002 and 2001 by CenterPoint Energy's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, which includes Deloitte Consulting (collectively, "Deloitte & Touche"), are set forth below. Fees in the year ended December 31, 2002 include fees related to services provided to Reliant Resources for the period from January 1, 2002 through September 30, 2002, the date on which Reliant Resources ceased to be affiliated with CenterPoint Energy. The Audit Committee has considered whether the provision of the non-audit services described below is compatible with maintaining the principal accountant's independence.

                         Year Ended December 31, 2002

                                         CenterPoint
                                          Energy--                      CenterPoint
                                         Continuing        Reliant         Energy
                                         Operations       Resources     Consolidated
                                       -----------     -----------      ------------
Audit fees............................ $2,557,000      $ 2,446,460      $ 5,003,460
Audit-related fees....................    479,920/(1)/     324,993/(1)/     804,913
                                       ----------      -----------      -----------
   Total audit and audit-related fees.  3,036,920        2,771,453        5,808,373
Tax fees..............................    179,280/(2)/     268,481/(2)/     447,761
All other fees........................         --        3,882,382/(3)/   3,882,382
                                       ----------      -----------      -----------
       Total fees..................... $3,216,200      $ 6,922,316      $10,138,516
                                       ==========      ===========      ===========

                           Year Ended December 31, 2001

                                         CenterPoint
                                          Energy--                      CenterPoint
                                         Continuing        Reliant         Energy
                                         Operations       Resources     Consolidated
                                       -----------     -----------      ------------
Audit fees............................ $2,000,550      $ 2,809,780      $ 4,810,330
Audit-related fees....................    525,375/(4)/   1,342,353/(4)/   1,867,728
                                       ----------      -----------      -----------
   Total audit and audit-related fees.  2,525,925        4,152,133        6,678,058
Tax fees..............................  1,432,347/(2)/     128,504/(2)/   1,560,851
All other fees........................         --       24,936,733/(5)/  24,936,733
                                       ----------      -----------      -----------
       Total fees..................... $3,958,272      $29,217,370      $33,175,642
                                       ==========      ===========      ===========

--------
(1) Includes fees for employee benefit plan audits, due diligence related to acquisition activity, consultations concerning financial accounting and reporting standards, separate subsidiary financial audits not required by statute or SEC regulations, various agreed-upon-procedure reports and audit-related services provided by Deloitte & Touche Enterprise Risk Services.
(2) Includes fees for tax compliance, tax planning and tax advice.
(3) Includes fees related to business insurance claims consulting and the facilitation of the development of information technology security policies. Includes $3,463,682 in fees for services provided by Deloitte Consulting relating to the implementation of a customer care system for retail operations.
(4) Includes fees for employee benefit plan audits, consultations concerning financial accounting and reporting standards, services related to the assessment, design and implementation of risk management controls and internal control reviews.
(5) Includes fees related to document management support, business insurance claims consulting and internal audit and other support services. Includes $22,996,370 in fees for services provided by Deloitte Consulting relating to the implementation of a customer care system for retail operations, call center technology support and other share service consulting.

              Ratification of Appointment of Independent Auditors

   The Board of Directors, upon the recommendation of the Audit Committee, has appointed Deloitte & Touche LLP as independent auditors to conduct the annual audit of CenterPoint Energy's accounts for the year 2003. Deloitte & Touche LLP (and their predecessors) have served as independent auditors for CenterPoint Energy and its predecessors since 1932. Ratification requires the affirmative vote of a majority of shares of common stock voted for or against the matter. If the appointment is not ratified by the shareholders, the Board will reconsider the appointment.

   Representatives of Deloitte & Touche LLP will be present at the annual meeting and will have an opportunity to make a statement if they wish. They will be available to respond to appropriate questions from shareholders at the meeting.

   The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors.

                             Shareholder Proposals

   CenterPoint Energy has been notified that shareholders intend to present two proposals for consideration at the annual meeting. The address and stock ownership of the proponents identified below will be furnished by the Corporate Secretary of CenterPoint Energy to any person, orally or in writing as requested, promptly upon receipt of an oral or written request.

   Shareholder Proposal No. 1: CenterPoint Energy has been notified that a representative of the Sheet Metal Workers' National Pension Fund intends to present the following proposal for consideration at the annual meeting:

   "RESOLVED, that the shareholders of CenterPoint Energy (the "Company") request that the Board of Directors adopt an executive compensation policy that all future stock option grants to senior executives shall be performance-based. For the purposes of this resolution, a stock option is performance-based if the option exercise price is indexed or linked to an industry peer group stock performance index so that the options have value only to the extent that the Company's stock price performance exceeds the peer group performance level.

   "Statement of Support: As long-term shareholders of the Company, we support executive compensation policies and practices that provide challenging performance objectives and serve to motivate executives to achieve long-term corporate value maximization goals. While salaries and bonuses compensate management for short-term results, the grant of stock and stock options has become the primary vehicle for focusing management on achieving long-term results. Unfortunately, stock option grants can and do often provide levels of compensation well beyond those merited. It has become abundantly clear that stock option grants without specific performance-based targets often reward executives for stock price increases due solely to a general stock market rise, rather than to extraordinary company performance.

   "Indexed stock options are options whose exercise price moves with an appropriate peer group index composed of a company's primary competitors. The resolution requests that the Company's Board ensure that future senior executive stock option plans link the options exercise plan to an industry performance index associated with a peer group of companies selected by the Board, such as those companies used in the Company's proxy statement to compare 5 year stock price performance.

   "Implementing an indexed stock option plan would mean that our Company's participating executives would receive payouts only if the Company's stock price performance was better then that of the peer group average. By tying the exercise price to a market index, indexed options reward participating executives for outperforming the competition. Indexed options would have value when our Company's stock price rises in excess of its peer group average or declines less than its peer group average stock price decline. By downwardly adjusting the exercise price of the option during a downturn in the industry, indexed options remove pressure to reprice stock options. In short, superior performance would be rewarded.

   "At present, stock options granted by the Company are not indexed to peer group performance standards. As long-term owners, we feel strongly that our Company would benefit from the implementation of a stock option program that rewarded superior long-term corporate performance. In response to strong negative public and shareholder reactions to the excessive financial rewards provided executives by non-performance based option plans, a growing number of shareholder organizations, executive compensation experts, and companies are supporting the implementation of performance-based stock option plans such as that advocated in this resolution. We urge your support for this important governance reform."

   The Board of Directors recommends a vote AGAINST this proposal. The Board of Directors and its Compensation Committee endorse compensation policies under which significant elements of compensation are determined based on performance compared with industry peers. The Board nonetheless recommends a vote against this proposal because the proposal calls for a compensation policy which the Board believes is inflexible and flawed as to specifics. Moreover, the proposal fails to take into account that CenterPoint Energy's compensation policies currently contain substantial components that are indexed to peer group performance.

   The proposal urges that all stock option grants to senior executives be indexed to industry peer group performance in a way such that they would have no value at all if stock performance is below a peer group average, no matter how small the difference. CenterPoint Energy believes performance indexing can appropriately include a proportionate formula in which compensation increases for above-average performance and decreases for performance that is below-average.

   CenterPoint Energy has historically used peer group performance goals as a component of its long term compensation program, under which compensation is based on performance over a performance cycle (generally three years) in relation to peer group performance. Thus, the general principles of determining compensation by performance relative to a peer group are currently incorporated in another element of CenterPoint Energy's compensation practices.

   CenterPoint Energy's Board of Directors believes it is appropriate for its Compensation Committee to retain the flexibility also to use certain stock-based compensation that is not to be subject to indexing. The Board believes it appropriate for there to be elements of stock-based compensation in which employees are able to realize the full benefits of positive market performance and experience the effects of negative market performance, as do shareholders.

   CenterPoint Energy's Compensation Committee periodically reassesses and reevaluates its compensation policies. It is not opposed to performance-based elements of long-term compensation and will continue to consider them in its overall compensation mix. However, it believes it is advantageous to retain flexibility in this regard rather than to commit to a particular proposal the specifics of which it believes are not optimal. For these reasons, the Board of Directors recommends a vote AGAINST this proposal.

                               -----------------

   Shareholder Proposal No. 2: CenterPoint Energy has been notified that a representative of the New York City Employees' Retirement System and the New York City Teachers' Retirement System intends to present the following proposal for consideration at the annual meeting:

   "WHEREAS: Reliant Energy, Inc. does not explicitly prohibit discrimination based on sexual orientation in its written employment policy,

   "Our industry competitors and peers Aquila, Calpine, Cinergy, CMS Energy Services, Consolidated Edison, Entergy, Exelon, FPL Group, Northeast Utilities System, NSTAR, Otter Tail Power, PG&E Corp., Progress Energy, Public Service Enterprise Group and Wisconsin Energy do explicitly prohibit this form on discrimination in their written policies;

   "According to the Human Rights Campaign, a national advocacy group, more than half of the Fortune 500 companies have adopted written nondiscrimination policies prohibiting harassment and discrimination on the basis of sexual orientation, as have more than 75% of Fortune 100 companies;

   "A 2000 study by Hewitt Associates, a compensation and management consulting firm, found that 64 percent of large employers prohibited discrimination on the basis of sexual orientation;

   "The hundreds of corporations with nondiscrimination that reference sexual orientation have a competitive advantage in recruiting and retaining employees from the widest talent pool;

   "According to a recent survey by Harris Interactive and Witeck-Combs, 41% of gay and lesbian workers in the United States report facing some form of hostility or harassment on the job; almost one out of every 10 gay or lesbian adults also stated that they had been fired or dismissed unfairly from a previous job, or pressured to quit a job because of their sexual orientation.

   "Atlanta, San Francisco, Seattle and Los Angeles have adopted legislation restricting business with companies that do not guarantee equal treatment for lesbian and gay employees, and similar legislation is pending in other jurisdictions;

   "Our company has operations in, and makes sales to, institutions in states and cities that prohibit discrimination on the basis of sexual orientation;

   "National public opinion polls consistently find more than three-quarters of the American people support equal rights in the workplace for gay men, lesbians and bisexuals; for example, in a Gallup poll conducted in June 2001, 85% of respondents favored equal opportunity in employment for gays and lesbians.

   "RESOLVED: The Shareholders request that Reliant Energy, Inc. amend its written equal employment opportunity policy to explicitly prohibit discrimination based on sexual orientation and to substantially implement that policy.

   "STATEMENT: Employment discrimination on the basis of sexual orientation diminishes employee morale and productivity. Because state and local laws are inconsistent with respect to employment discrimination, our company would benefit by a consistent, corporate-wide policy to enhance efforts to prevent discrimination, resolve complains internally, and ensure a respectful and supportive atmosphere for all employees. Reliant Energy, Inc. will enhance its competitive edge by joining the growing ranks of companies guaranteeing equal opportunity for all employees."

   The Board of Directors recommends a vote AGAINST this proposal. CenterPoint Energy is committed to operating its businesses in full compliance with all applicable laws and regulations, and shares the proponent's interest in preventing discrimination in the workplace. Toward this goal, written policies and codes of conduct have been adopted and implemented that require fair treatment of all employees under applicable federal, state and local law. These broad policies, along with employee communication and training, are designed to ensure that a fully compliant workplace is achieved.

   In addition to CenterPoint Energy's equal employment opportunity policy, our workforce diversity policy statement and Standards of Conduct/Business Ethics policy recognize that diversity among employees is a valuable asset of the Company and require that all employees treat one another with dignity and fairness. The Executive Diversity Steering Committee and Workforce Diversity Council have also been established to oversee diversity initiatives under the supervision of the human resources department. The proposed addition to CenterPoint Energy's policies is not needed because existing policies already prohibit harassment and discrimination and demand fair treatment of all employees. For these reasons, the Board of Directors recommends a vote AGAINST this proposal.

                 Shareholder Proposals for 2004 Annual Meeting

   Any shareholder who intends to present a proposal at the 2004 annual meeting of shareholders and who requests inclusion of the proposal in CenterPoint Energy's 2004 proxy statement and form of proxy in accordance with applicable SEC rules must file such proposal with CenterPoint Energy by December 6, 2003.

   CenterPoint Energy's bylaws also require advance notice of other proposals by shareholders to be presented for action at an annual meeting. In the case of the 2004 annual meeting, the required notice must be received by CenterPoint Energy's Corporate Secretary between November 9, 2003 and February 7, 2004. The bylaws require that the proposal must constitute a proper subject to be brought before the meeting and that the notice must contain prescribed information, including a description of the proposal and the reasons for bringing it before the meeting, proof of the proponent's status as a shareholder and the number of shares held and a description of all arrangements and understandings between the proponent and anyone else in connection with the proposal as well as other procedural requirements. If the proposal is for an amendment of the bylaws, the notice must also include the text of the proposal and be accompanied by an opinion of counsel to the effect the proposal would not conflict with CenterPoint Energy's Restated Articles of Incorporation or Texas law. A copy of the bylaws describing the requirements for notice of shareholder proposals may be obtained by writing Mr. Scott E. Rozzell, Corporate Secretary, at CenterPoint Energy's address shown above.

                 Director Nominations for 2004 Annual Meeting

   CenterPoint Energy's bylaws provide that a shareholder may nominate a director for election if the shareholder sends a notice to CenterPoint Energy's Corporate Secretary identifying any other person making such nomination with the shareholder and providing proof of shareholder status. This notice must be received at CenterPoint Energy's principal executive offices between November 9, 2003 and February 7, 2004. The shareholder must also provide the information about the nominee that would be required to be disclosed in the proxy statement. CenterPoint Energy is not required to include any shareholder proposed nominee in the proxy statement. A copy of the bylaws describing the requirements for nomination of director candidates by shareholders may be obtained by writing Mr. Scott E. Rozzell, Corporate Secretary, at CenterPoint Energy's address shown above.

                              General Information

   CenterPoint Energy began mailing this proxy statement and the accompanying proxy card to shareholders on April 4, 2003. The proxy statement and proxy card are being furnished at the direction of the Board of Directors. CenterPoint Energy will pay all solicitation costs, including the fee of Morrow & Co., who will help CenterPoint Energy solicit proxies for $9,500, plus expenses. CenterPoint Energy will reimburse brokerage firms, nominees, fiduciaries, custodians, and other agents for their expenses in distributing proxy material to the beneficial owners of CenterPoint Energy's common stock. In addition, certain of CenterPoint Energy's directors, officers, and employees may solicit proxies by telephone and personal contact.

   The Board of Directors does not intend to bring any other matters before the meeting and has not been informed that any other matters are to be properly presented to the meeting by others. If other business is properly raised, your proxy card authorizes the people named as proxies to vote as they think best, unless you withhold authority to do so in the proxy card.

            Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and holders of more than 10% of CenterPoint Energy's common stock to file with the SEC initial reports of ownership and reports of changes in ownership of CenterPoint Energy's common stock. Except for one Form 4 for each of Messrs. McClanahan, Rozzell, Schaeffer, Standish and Whitlock that was filed late due to a company administrative error, we believe that during the fiscal year ended December 31, 2002, our officers and directors complied with these filing requirements.

   Transactions and Arrangements between CenterPoint Energy and Texas Genco

   For 2002, Texas Genco derived revenues from sales and services to CenterPoint Energy and its affiliates totaling $53 million, primarily relating to power sales during January 2002. Also during 2002, CenterPoint Energy and its affiliates derived revenues from sales of natural gas to Texas Genco totaling $41 million.

   CenterPoint Energy also provides some corporate services to Texas Genco. The costs of these services have been directly charged to Texas Genco using methods that management believes are reasonable. These methods include negotiated usage rates, dedicated asset assignment, and proportionate corporate formulas based on assets, operating expenses and employees. These charges are not necessarily indicative of those that would have been incurred had Texas Genco not been an affiliate of CenterPoint Energy. Amounts charged to Texas Genco for these services were $47 million for 2002.

   In connection with the distribution of a portion of Texas Genco's common stock to CenterPoint Energy's shareholders, CenterPoint Energy and Texas Genco entered into a separation agreement. This agreement contains provisions governing Texas Genco's relationship with CenterPoint Energy following the distribution and specifies the related ancillary agreements between Texas Genco and CenterPoint Energy. In addition, the separation agreement provides for cross-indemnities intended to place sole financial responsibility on Texas Genco and its subsidiaries for all liabilities associated with the current and historical business and operations Texas Genco conducts, regardless of the time those liabilities arose, and to place sole financial responsibility for liabilities associated with CenterPoint Energy's other businesses with CenterPoint Energy and its other subsidiaries. The separation agreement also contains indemnification provisions under which Texas Genco and CenterPoint Energy each indemnify the other with respect to breaches by the indemnifying party of the separation agreement or any ancillary agreements.

   CenterPoint and Texas Genco have also entered into a transition services agreement under which CenterPoint Energy provides Texas Genco, through the earlier of such time as all services under the agreement are terminated or CenterPoint Energy ceases to own a majority of Texas Genco's common stock, various corporate support services that include accounting, finance, investor relations, planning, legal, communications, governmental and regulatory affairs and human resources, as well as information technology services and other previously shared services such as corporate security, facilities management, accounts receivable, accounts payable and payroll, office support services and purchasing and logistics. These services consist generally of the same types of services as have been provided on an intercompany basis prior to this distribution. The charges Texas Genco pays for these services is on a basis generally intended to allow CenterPoint Energy to recover the fully allocated direct and indirect costs of providing the services, plus all out-of-pocket costs and expenses, but without any profit to CenterPoint Energy, except to the extent routinely included in traditional utility cost of capital. Pursuant to a separate lease agreement, CenterPoint Energy has agreed to lease office space in its principal office building in Houston, Texas to Texas Genco for an interim period expected to end no later than December 31, 2004.

   Texas Genco is a member of CenterPoint Energy's consolidated group for tax purposes, and Texas Genco will continue to file a consolidated federal income tax return with CenterPoint Energy while CenterPoint Energy retains its 81% interest in Texas Genco. Accordingly, Texas Genco has entered into a tax allocation agreement with CenterPoint Energy to govern the allocation of U.S. income tax liabilities and to set forth agreements with respect to certain other tax matters. CenterPoint Energy will be responsible for preparing and filing any U.S. income tax returns required to be filed for any company or group of companies of the CenterPoint Energy consolidated group, including all tax returns for Texas Genco for so long as it is a member of CenterPoint Energy's consolidated group. CenterPoint Energy will also be responsible for paying the taxes related to the returns it is responsible for filing. Texas Genco will be responsible for paying CenterPoint Energy its allocable share of such taxes. CenterPoint Energy will determine all tax elections for tax periods during which Texas Genco is a member of CenterPoint Energy's consolidated group. Generally, if there are tax adjustments related to Texas Genco which relate to a tax return filed for a period when Texas Genco was a member of the CenterPoint Energy consolidated group, the Company will be responsible for any increased taxes and Texas Genco will receive the benefit of any tax refunds.

   From time to time, Texas Genco has advanced money to, or borrowed money from, CenterPoint Energy or its subsidiaries. As of December 31, 2002, Texas Genco had outstanding $86.2 million in short-term working capital borrowings and $19.0 million in long-term working capital borrowings from CenterPoint Energy and its subsidiaries. Interest expense associated with the borrowings for 2002 was $7.0 million. The effective interest rate on the borrowings was 6.20%. In addition, through August 31, 2002 (the date on which CenterPoint Energy became the parent holding company for Reliant Energy and other subsidiaries), $25.2 million of interest expense was allocated to Texas Genco related to the remaining electric utility debt not specifically identified with CenterPoint Energy's transmission and distribution utility upon deregulation. In addition, Texas Genco had net accounts payable to CenterPoint Energy and affiliates of $23 million as of December 31, 2002.

                         Annual Report to Shareholders

   The Summary Annual Report to Shareholders, together with a copy of CenterPoint Energy's annual report on Form 10-K, which contains our consolidated financial statements for the year ended December 31, 2002, accompany the proxy material being mailed to all shareholders. The Summary Annual Report and the annual report on Form 10-K are not part of the proxy solicitation material.

                                               By Order of the Board of
                                                 Directors,

             /s/ Milton Carroll         /s/ David M. McClanahan
                  Milton Carroll           David M. McClanahan
               Chairman of the Board       President and Chief
                                            Executive Officer


April 4, 2003

                                  APPENDIX I

                           CENTERPOINT ENERGY, INC.
                       STOCK PLAN FOR OUTSIDE DIRECTORS
                (As Amended and Restated Effective May 7, 2003)

                               -----------------

                                   ARTICLE I

                                    PURPOSE

   The purpose of this CenterPoint Energy, Inc. Stock Plan for Outside Directors, as amended and restated effective May 7, 2003 (the "Plan") is to provide for a method of compensation of Outside Directors of CenterPoint Energy, Inc. and any successor thereto (the "Company") that will strengthen the alignment of their financial interests with those of the Company's shareholders through increased ownership of shares of the Company's Common Stock by such Outside Directors. The Plan is intended to (i) enhance the Company's ability to maintain a competitive position in attracting and retaining qualified Outside Directors who contribute, and are expected to contribute, materially to the success of the Company and its Subsidiaries; (ii) provide a means of compensating such Outside Directors whereby the compensation received will have a value dependent on the price of the Common Stock; and (iii) enhance the interest of such Outside Directors in the Company's continued success and progress by further aligning each Outside Director's interests with those of the Company's shareholders. Stock Awards under this Plan shall be in addition to the annual retainer fee and meeting fees earned by Outside Directors of the Company.

                                  ARTICLE II

                                  DEFINITIONS

   For purposes of the Plan, the terms set forth below shall have the following meanings:

      "Annual Award Date" means the first business day of the month immediately following each Annual Meeting of Shareholders, commencing with the June 2nd following the May 7, 2003 Annual Meeting of Shareholders of the Company.

      "Board" means the Board of Directors of the Company.

      A "Change of Control" shall be deemed to have occurred upon the occurrence of any of the following events:

          (a) 30% Ownership Change: Any Person makes an acquisition of Outstanding Voting Stock and is, immediately thereafter, the beneficial owner of 30% or more of the then Outstanding Voting Stock, unless such acquisition is made directly from the Company in a transaction approved by a majority of the Incumbent Directors; or any group is formed that is the beneficial owner of 30% or more of the Outstanding Voting Stock; or

          (b) Board Majority Change: Individuals who are Incumbent Directors cease for any reason to constitute a majority of the members of the Board; or

          (c) Major Mergers and Acquisitions: Consummation of a Business Combination unless, immediately following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 70% of the then outstanding shares of voting stock of the parent corporation resulting from such Business Combination in substantially the same relative proportions as their ownership, immediately prior to such Business

       Combination, of the Outstanding Voting Stock, (ii) if the Business Combination involves the issuance or payment by the Company of consideration to another entity or its shareholders, the total fair market value of such consideration plus the principal amount of the consolidated long-term debt of the entity or business being acquired (in each case, determined as of the date of consummation of such Business Combination by a majority of the Incumbent Directors) does not exceed 50% of the sum of the fair market value of the Outstanding Voting Stock plus the principal amount of the Company's consolidated long-term debt (in each case, determined immediately prior to such consummation by a majority of the Incumbent Directors), (iii) no Person (other than any corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of voting stock of the parent corporation resulting from such Business Combination and (iv) a majority of the members of the board of directors of the parent corporation resulting from such Business Combination were Incumbent Directors of the Company immediately prior to consummation of such Business Combination; or

          (d) Major Asset Dispositions: Consummation of a Major Asset Disposition unless, immediately following such Major Asset Disposition,
       (i) individuals and entities that were beneficial owners of the Outstanding Voting Stock immediately prior to such Major Asset Disposition beneficially own, directly or indirectly, more than 70% of the then outstanding shares of voting stock of the Company (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) and (ii) a majority of the members of the board of directors of the Company (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) were Incumbent Directors of the Company immediately prior to consummation of such Major Asset Disposition.

      For purposes of the foregoing,

          (1) the term "Person" means an individual, entity or group;

          (2) the term "group" is used as it is defined for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act");

          (3) the term "beneficial owner" is used as it is defined for purposes of Rule 13d-3 under the Exchange Act;

          (4) the term "Outstanding Voting Stock" means outstanding voting securities of the Company entitled to vote generally in the election of directors; and any specified percentage or portion of the Outstanding Voting Stock (or of other voting stock) shall be determined based on the combined voting power of such securities;

          (5) the term "Incumbent Director" means a director of the Company (x) who was a director of the Company on May 7, 2003 or (y) who becomes a director subsequent to such date and whose election, or nomination for election by the Company's shareholders, was approved by a vote of a majority of the Incumbent Directors at the time of such election or nomination, except that any such director shall not be deemed an Incumbent Director if his or her initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies by or on behalf of a Person other than the Board;

          (6) the term "election contest" is used as it is defined for purposes of Rule 14a-11 under the Exchange Act;

          (7) the term "Business Combination" means (x) a merger or consolidation involving the Company or its stock or (y) an acquisition by the Company, directly or through one or more subsidiaries, of another entity or its stock or assets;

          (8) the term "parent corporation resulting from a Business Combination" means the Company if its stock is not acquired or converted in the Business Combination and otherwise means the entity which as a result of such Business Combination owns the Company or all or substantially all the Company's assets either directly or through one or more subsidiaries; and

          (9) the term "Major Asset Disposition" means the sale or other disposition in one transaction or a series of related transactions of 70% or more of the assets of the Company and its subsidiaries on a consolidated basis; and any specified percentage or portion of the assets of the Company shall be based on fair market value, as determined by a majority of the Incumbent Directors.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Common Stock" means, subject to the provisions of Section 7.3, the presently authorized common stock, $0.01 par value, of the Company.

      "Company" means CenterPoint Energy, Inc., a Texas corporation, and any successor thereto.

      "Dividend Equivalents" means, with respect to shares of Common Stock issued or delivered at the end of the Restriction Period applicable to a Stock Award, an amount equal to all dividends and other distributions (or the economic value thereof) that are payable to shareholders of record during the Restriction Period on a like number of shares of Common Stock.

      "Outside Director" means a person who is a member of the Board on an Annual Award Date and who is not a current employee of the Company or a Subsidiary.

      "Plan" means the CenterPoint Energy, Inc. Stock Plan for Outside Directors, as set forth herein and as from time to time amended.

      "Restriction Period" means the period of time beginning as of the grant date of a Stock Award and ending on the third anniversary of the grant date or such earlier time at which the Common Stock subject to such Stock Award is no longer subject to forfeiture provisions as provided in Section 5.3.

      "Stock Award" means an award of the right to receive shares of Common Stock granted by the Company to an Outside Director pursuant to, and subject to the terms, conditions and limitations specified in, Article V.

      "Subsidiary" means a subsidiary corporation of the Company as defined in
   Section 424(f) of the Code.

                                  ARTICLE III

                  SHAREHOLDER APPROVAL, RESERVATION OF SHARES
                            AND PLAN ADMINISTRATION

   3.1 Shareholder Approval: This Plan was originally effective as of May 22, 1996, and approved by the shareholders of the Company at the May 22, 1996 Annual Meeting of Shareholders ("Prior Plan"). The Plan, as amended and restated, shall become effective as of May 7, 2003, only if approved by the affirmative vote, in person or by proxy, of the holders of a majority of the shares of Common Stock present and entitled to vote at the May 7, 2003 Annual Meeting of Shareholders. This Plan, as amended and restated, shall automatically terminate should such shareholder approval not be obtained (and the Prior Plan as in effect immediately prior to May 7, 2003, shall continue in operation as then in effect).

   3.2 Shares Reserved Under Plan: The aggregate number of shares of Common Stock which may be issued or delivered under this Plan shall not exceed 350,000 shares, subject to adjustment as hereinafter provided.

All or any part of such 350,000 shares may be issued pursuant to Stock Awards. The shares of Common Stock which may be granted pursuant to Stock Awards may consist of either authorized but unissued shares of Common Stock or shares of Common Stock which have been issued and which shall have been heretofore or are hereafter reacquired by the Company. The number of shares of Common Stock that are subject to Stock Awards under this Plan that are forfeited or terminated shall again immediately become available for Stock Awards hereunder. The Board may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The total number of shares authorized under this Plan shall be subject to increase or decrease in order to give effect to the adjustment provision of Section 7.3 and to give effect to any amendment adopted as provided in Section 6.1.

   3.3  Plan Administration:

      (a) This Plan shall be administered by the Board. Subject to the provisions hereof, the Board shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Board shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Stock Award in the manner and to the extent the Board deems necessary or desirable. Any decision of the Board in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Board may engage in or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.

      (b) No member of the Board or officer of the Company to whom the Board has delegated authority in accordance with the provisions of this Section shall be liable for anything done or omitted to be done by him or her, by any member of the Board or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

                                  ARTICLE IV

                             PARTICIPATION IN PLAN

   4.1 Eligibility to Receive Stock Awards: Stock Awards under this Plan shall be granted only to persons who are Outside Directors who are eligible to receive awards under Section 5.1 and/or 5.2.

   4.2  Participation Not a Guarantee of Continuing Service as a Member of the
Board: Nothing in this Plan shall in any manner be construed to (a) limit in any way the right or power of the Company's stockholders to remove an Outside Director, without regard to the effect of such removal on any rights such Outside Director would otherwise have under this Plan, or (b) give any right to such an Outside Director (i) to be nominated for reelection or to be reelected as such and/or (ii) after ceasing to be an Outside Director, to receive any shares of Common Stock of the Company under this Plan to which such Outside Director is not entitled under the express provisions of this Plan.

                                   ARTICLE V

                                 STOCK AWARDS

   5.1 Initial Awards: On or after the date an individual first becomes an Outside Director, at the discretion of the Board, such Outside Director may be granted a one-time, initial Stock Award consisting of the right to receive up to, but not to exceed, 5,000 shares of Common Stock, as determined by the Board, with such award subject to the terms, conditions and limitations set forth in this Plan; provided, however, that such Outside Director is then in office as of the grant date of such initial Stock Award. Any Stock Award under this Section 5.1 shall be in addition to, and not in lieu of, any Stock Award granted under Section 5.2.

   5.2 Annual Awards: As of each Annual Award Date, at the discretion of the Board, each Outside Director then in office may be granted a Stock Award consisting of the right to receive up to, but not to exceed, 5,000 shares of Common Stock, as determined by the Board, with such awards subject to the terms, conditions and limitations set forth in this Plan.

   5.3 Vesting of Stock Awards: Each Stock Award granted under this Plan shall be subject to a Restriction Period and shall vest in increments of one-third (1/3) of the total number of shares of Common Stock that are subject thereto on the first, second and third anniversaries of the grant date of the Stock Award such that all shares of Common Stock that are subject thereto shall be fully vested on the third anniversary of such grant date. Notwithstanding the foregoing, a Stock Award shall become immediately vested in full with respect to all shares of Common Stock that are subject to a Stock Award as of such date (a) if the Outside Director terminates his or her status as a member of the Board by reason of the Outside Director's death or (b) upon the date of a Change of Control. If an Outside Director's service on the Board is terminated for any reason whatsoever, other than due to death or a Change of Control, all rights to the unvested portion of his or her Stock Award(s) as of such termination date shall be immediately and completely forfeited as of such termination date. For purposes of this Plan, an Outside Director's service on the Board shall be deemed to have terminated at the close of business on the day preceding the first date on which he or she ceases to be a member of the Board, unless his or her termination of service on the Board occurs on or after attaining age 70, in which case the Outside Director's termination date shall be deemed to be the last day of the year in which such termination occurs.

   5.4 Form of Award: Upon vesting in accordance with Section 5.3, the number of vested shares of Common Stock subject to the Stock Award shall be registered in the name of the Outside Director and certificates representing such Common Stock (unless the Company shall elect to use uncertificated shares) shall be delivered to the Outside Director as soon as practicable after the date upon which the Outside Director's right to such shares vested. Upon delivery of the vested shares of Common Stock pursuant to this Section, the Outside Director shall also be entitled to receive a cash payment equal to the sum of all Dividend Equivalents, if any.

                                  ARTICLE VI

                       AMENDMENT AND TERMINATION OF PLAN

   6.1 Amendment, Modification, Suspension or Termination: The Board may from time to time amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that no amendment or alteration shall be effective prior to approval by the Company's shareholders to the extent such approval is determined to be required by applicable legal requirements or the listing standards of the New York Stock Exchange.

   6.2 Termination: Subject to satisfaction of the requirements of Section 3.1, this Plan shall continue indefinitely until all shares of Common Stock authorized for issuance or delivery hereunder by Section 3.2 hereof have been issued, except the Board may at any time terminate this Plan as of any date specified in a resolution adopted by the Board. No Stock Awards may be granted after this Plan has terminated. The termination of the Plan shall not affect the applicability of any provision of the Plan to Stock Awards made prior to such termination.

                                  ARTICLE VII

                           MISCELLANEOUS PROVISIONS

   7.1 Restrictions Upon Grant of Stock Awards: The listing on the New York Stock Exchange or the registration or qualification under any federal or state law of any shares of Common Stock to be granted pursuant to this Plan (whether to permit the grant of Stock Awards or the resale or other disposition of any such shares of Common Stock by or on behalf of the Outside Directors receiving such shares) may be necessary or desirable and, in any such event, if the Company so determines, issuance or delivery of such shares of Common Stock shall not be made until such listing, registration or qualification shall have been completed. In such connection, the Company agrees that it will use its best efforts to effect any such listing, registration or qualification, provided, however, that the Company shall not be required to use its best efforts to effect such registration under the Securities Act of 1933, as amended, other than on Form S-8, as presently in effect, or other such forms as may be in effect from time to time calling for information comparable to that presently required to be furnished under Form S-8.

   7.2 Restrictions Upon Resale of Unregistered Stock: If the shares of Common Stock that have been transferred to an Outside Director pursuant to the terms of this Plan are not registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement, such Outside Director, if the Company deems it advisable, may be required to represent and agree in writing (a) that any shares of Common Stock acquired by such Outside Director pursuant to this Plan will not be sold except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an exemption from registration under said Act and (b) that such Outside Director is acquiring such shares of Common Stock for such Outside Director's own account and not with a view to the distribution thereof.

   7.3 Adjustments: In the event of any subdivision or combination of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or other stock split, then (a) the number of shares of Common Stock reserved under this Plan and (b) the number of shares delivered under Section 5.4 on any date occurring after the applicable record date or effective date shall be proportionately adjusted to reflect such transaction.

   7.4 Withholding of Taxes: Unless otherwise required by applicable federal or state laws or regulations, the Company shall not withhold or otherwise pay on behalf of any Outside Director any federal, state, local or other taxes arising in connection with a Stock Award under this Plan. The payment of any such taxes shall be the sole responsibility of each Outside Director.

   7.5 Governing Law: This Plan and all determinations made and actions taken pursuant hereto shall be governed by the internal laws of the State of Texas, except as federal law may apply.

   7.6 Unfunded Status of Plan; Establishment of Stock Award Account: This Plan shall be an unfunded plan. The grant of shares of Common Stock pursuant to a Stock Award under this Plan shall be implemented by a credit to a bookkeeping account maintained by the Company evidencing the accrual in favor of the Outside Director of the unfunded and unsecured right to receive shares of Common Stock of the Company, which right shall be subject to the terms, conditions and restrictions set forth in the Plan. Such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to establish any special or separate fund or reserve or to make any other segregation of assets to assure the issuance of any shares of Common Stock granted under this Plan. Except as otherwise provided in this Plan, the shares of Common Stock credited to the Outside Director's bookkeeping account may not be sold, assigned, transferred, pledged or otherwise encumbered until the Outside Director has been registered as the holder of such shares of Common Stock on the records of the Company as provided in Section 5.4. Neither the Company nor the Board shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

   7.7 No Assignment or Transfer: No rights to receive Stock Awards under the Plan shall be assignable or transferable by an Outside Director except by will or the laws of descent and distribution.

                                          CENTERPOINT ENERGY, INC.

                                  APPENDIX II

                           CENTERPOINT ENERGY, INC.

                            AUDIT COMMITTEE CHARTER

   Purpose: The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility for

  .   the integrity of the Company's financial statements

  . the qualifications, independence and performance of the Company's independent auditors

  .   the performance of the Company's internal audit function

  .   compliance by the Company with legal and regulatory requirements

  . the system of disclosure controls and the system of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established.

   The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement. The Audit Committee shall have and may exercise all the powers of the Board of Directors, except as may be prohibited by law, with respect to all matters encompassed by this Charter, and all the power and authority required under the Sarbanes-Oxley Act of 2002.

   Membership: The Audit Committee shall consist of at least three members, each of whom shall be independent. The Company will seek to have at least one member of the Audit Committee who is an "audit committee financial expert" as defined by the SEC.

   Meetings and Structure: The Audit Committee shall meet as often as its members deem necessary or appropriate but at least four times during each year.

   The Board of Directors shall appoint one member of the Audit Committee as chairperson. The Audit Committee will maintain regular liaison with the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the lead audit partner of the Company's independent auditors and the Company's Director of Audit Services.

   Private Discussions/Investigations: The Audit Committee shall provide on a regular basis opportunities for private discussion with the independent auditors, the Chief Financial Officer, the Chief Accounting Officer, the Company's Director of Audit Services, and the Company's General Counsel and outside counsel when appropriate. The Audit Committee may investigate any matter brought to its attention.

   Accountability of the Independent Auditors and Audit Committee Authority and
Responsibility: The independent auditors are accountable to the Audit Committee and the Board of Directors. The Audit Committee shall have the sole authority to appoint and, where appropriate, replace the Company's independent auditors and to approve all audit engagement fees and terms./1/ The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent auditors shall report directly to the Audit Committee.
--------
/1/ It is the Company's customary practice to seek shareholder ratification of the appointment of the Company's independent auditors.

   At least annually, the Audit Committee shall review the independent auditor's internal quality-controls and independence.

   The Audit Committee shall preapprove all audit, review or attest engagements and permissible non-audit services, including the fees and terms thereof, to be performed by the independent auditors, subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 and the applicable rules and regulations of the SEC. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permissible non-audit services.

   In addition to the responsibilities set forth in the preceding paragraphs, the Audit Committee shall:

Financial Reporting Processes and Accounting Policies

  . Review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

  . Review the annual audited financial statements with management and the independent auditors, as well as disclosures made in management's discussion and analysis of financial condition and results of operations.

  . Recommend to the Board of Directors whether the Company's annual audited financial statements and accompanying notes should be included in the Company's Annual Report on Form 10-K.

  . Review with management and the independent auditors the Company's quarterly financial statements, and disclosures made in management's discussion and analysis of financial condition and results of operations, including the results of the independent auditors' reviews of the quarterly financial statements.

  .   Review and discuss with management and the independent auditors:

     . major issues regarding accounting principles and financial statement presentations, including significant changes in the selection or application of accounting principles, any major issues concerning the adequacy of the Company's internal controls and special steps adopted in light of material control deficiencies.

     . analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

  . In consultation with the independent auditors and the internal auditors, review the integrity of the Company's financial reporting processes and the internal control structure (including disclosure controls).

  . Meet with representatives of the disclosure committee on a periodic basis to confirm that the disclosure committee's quarterly process is serving its intended purpose of assisting the CEO and CFO in their Sarbanes-Oxley Act of 2002 Section 302 certifications.

  . Review with management the Company's earnings press releases, with particular emphasis on the use of any "non-GAAP financial measures," as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (covering, for example, the types of information to be disclosed and the type of presentation to be made).

  . Review with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

  . Discuss with the independent auditors the matters required to be communicated by the independent auditors pursuant to Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work and management's response, any restrictions on the scope of activities or access to requested information and any significant disagreements with management.

  . Review other relevant reports or financial information as determined by the Audit Committee to be necessary, advisable or appropriate.

Internal Audit

  .   Review the appointment and replacement of the Director of Audit Services.

  . Review activities, organizational structure, and qualifications of the internal audit function.

  . Review the significant reports to management prepared by the audit services department and management's responses.

  . Review with management and the independent auditors the responsibilities, budget and staffing of the internal auditors and any recommended changes in the planned scope of the internal audit.

  . Obtain information from management, the Company's Director of Audit Services and the independent auditors related to compliance by the Company and its subsidiaries with applicable legal requirements and the Company's Code of Business Conduct.

Other Matters

  . Advise the Board of Directors with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct.

  . Obtain from the independent auditors assurance that Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.

  . Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  . Meet with management at least annually to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's policies and guidelines concerning risk assessment and risk management.

  . Review with the Company's General Counsel at least annually legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

  .   Review annually the Audit Committee's own performance.

  .   Make regular reports to the Board of Directors.

   While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

   The Audit Committee shall have the authority to retain and obtain advice and assistance from current or independent legal, accounting or other advisors without seeking approval of the Board of Directors. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or advisors to, the Audit Committee. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

   The Audit Committee will make itself available to the independent auditors and the internal auditors of the Company as requested. Reports of meetings of the Audit Committee shall be made to the Board of Directors at its next regularly scheduled meeting following the Audit Committee meeting, accompanied by any recommendations to the Board of Directors approved by the Audit Committee.

                            CENTERPOINT ENERGY, INC.
                               Proxy Common Stock
           This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints John T. Cater, O. Holcombe Crosswell and David
M. McClanahan, and each of them, as proxies, with full power of substitution, to vote as designated on the reverse side all shares of common stock held by the undersigned at the annual meeting of shareholders of CenterPoint Energy, Inc. to be held May 7, 2003, at 9 a. m. (CDT) in the Reliant Energy Plaza auditorium, 1111 Louisiana, Houston, Texas, or any adjournments thereof, and with discretionary authority to vote on all other matters that may properly come before the meeting (unless such discretionary authority is withheld).

                                    If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date below and mail in the postage-paid envelope provided. Specific choices may be made on the reverse side. In the absence of instructions to the contrary, the shares represented will be voted in accordance with the Board's recommendation.


                                    Dated:________________________________, 2003

                                    Signature:__________________________________

                                    Signature:__________________________________

                                    Note: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title.

--------------------------------------------------------------------------------
                              Detach and Mail Card

                            CENTERPOINT ENERGY, INC.
                       2003 Annual Meeting of Shareholders

The nominees for Class I directors are Derrill Cody and David M. McClanahan. The term of Class I directors will expire in 2006. The nominee for Class III director is Thomas F. Madison. The term of Class III directors will expire in 2005. Your Board of Directors recommends that you vote FOR the nominees for director, FOR ratification of the appointment of Deloitte & Touche LLP as independent auditors for 2003, FOR approval of the amendment and restatement of the Stock Plan for Outside Directors, AGAINST the shareholder proposal requesting that the Board adopt an executive compensation policy that future stock options to senior executive officers be indexed, and AGAINST the shareholder proposal requesting that the Company amend its equal employment opportunity policy to explicitly prohibit discrimination based on sexual orientation.

                                            WITH-       FOR ALL
                                   FOR      HOLD        EXCEPT
1. Election of nominees            [ ]       [ ]          [ ]
   for Class I directors.

Exception:
          ----------------------
                                   FOR     WITHHOLD
2. Election of nominee             [ ]       [ ]
   for Class III director.

                                   FOR     AGAINST      ABSTAIN
3. Approve the amendment and       [ ]       [ ]          [ ]
   restatement of the Stock
   Plan for Outside Directors
                                    FOR     AGAINST      ABSTAIN
4. Ratification of the Appointment  [ ]       [ ]          [ ]
   of Deloitte & Touche LLP as
   independent auditors for 2003.
                                        FOR     AGAINST      ABSTAIN
5. Shareholder proposal relating to     [ ]       [ ]          [ ]
   stock option indexing.
                                         FOR     AGAINST      ABSTAIN
6. Shareholder proposal relating to the  [ ]       [ ]          [ ]
   amendment of the Company's written
   equal employment opportunity policy.

You may check this box to withhold granting of discretionary authority to vote on all other matters that may properly come before the Annual Meeting. [ ]

Please check this box if you plan to attend the Annual Meeting.  [ ]

--------------------------------------------------------------------------------
                              Detach and Mail Card

                               [Map Appears Here]

                            CENTERPOINT ENERGY, INC.                           N
                  Voting Directions to Trustee - Common Stock
    This card relates to the solicitation on behalf of the Board of Directors

The undersigned hereby appoints the Trustee of the CenterPoint Energy, Inc. Savings Plan to vote as designated on the reverse side all shares of common stock attributable to the account of the undersigned at the annual meeting of shareholders of CenterPoint Energy, Inc. to be held May 7, 2003, at 9 a. m.
(CDT) in the Reliant Energy Plaza auditorium, 1111 Louisiana, Houston, Texas, or any adjournments thereof, and with discretionary authority to vote on all other matters that may properly come before the meeting (unless such discretionary authority is withheld).

                    If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date below and mail in the postage-paid envelope provided. Specific choices may be made on the reverse side. In the absence of instructions to the contrary, the shares represented will be voted in accordance with the Board's recommendation.

                    Dated:______________________________________________, 2003

                    Signature:__________________________________________________

                    Note: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title.

--------------------------------------------------------------------------------

                              Detach and Mail Card

                            CENTERPOINT ENERGY, INC.
                       2003 Annual Meeting of Shareholders

The nominees for Class I directors are Derrill Cody and David M. McClanahan. The term of Class I directors will expire in 2006. The nominee for Class III director is Thomas F. Madison. The term of Class III directors will expire in 2005. Your Board of Directors recommends that you vote FOR the nominees for director, FOR ratification of the appointment of Deloitte & Touche LLP as independent auditors for 2003, FOR approval of the amendment and restatement of the Stock Plan for Outside Directors, AGAINST the shareholder proposal requesting that the Board adopt an executive compensation policy that future stock options to senior executive officers be indexed, and AGAINST the shareholder proposal requesting that the Company amend its equal employment opportunity policy to explicitly prohibit discrimination based on sexual orientation.

                                     FOR      WITHHOLD      FOR ALL
                                                           EXCEPT
1. Election of nominees              [ ]        [ ]           [ ]
   for Class I directors.

   Exception: _______________________________________________

2. Election of nominee               FOR      WITHHOLD
   for Class III director.           [ ]        [ ]

3. Approve the amendment             FOR      AGAINST       ABSTAIN
   and restatement of the            [ ]        [ ]           [ ]
   Stock Plan for Outside
   Directors

4. Ratification of the               FOR      AGAINST       ABSTAIN
   Appointment of Deloitte           [ ]        [ ]           [ ]
   & Touche LLP as independent
   auditors for 2003.

5. Shareholder proposal              FOR      AGAINST       ABSTAIN
   relating to stock option          [ ]        [ ]           [ ]
   indexing.

6. Shareholder proposal              FOR      AGAINST       ABSTAIN
   relating to the amendment         [ ]        [ ]           [ ]
   of the Company's written
   equal employment opportunity
   policy.

You may check this box to withhold granting of discretionary authority to vote on all other matters that may properly come before the Annual Meeting. [ ]

--------------------------------------------------------------------------------

                              Detach and Mail Card

                          Voting Directions to Trustee                         S
                    CenterPoint Energy, Inc. - Common Stock
    This card relates to the solicitation on behalf of the Board of Directors

The undersigned hereby appoints the Trustee of the STP Nuclear Operating Company Savings Plan to vote as designated on the reverse side all shares of common stock attributable to the account of the undersigned at the annual meeting of shareholders of CenterPoint Energy, Inc. to be held May 7, 2003, at 9 a. m.
(CDT) in the Reliant Energy Plaza auditorium, 1111 Louisiana, Houston, Texas, or any adjournments thereof, and with discretionary authority to vote on all other matters that may properly come before the meeting (unless such discretionary authority is withheld).

                    If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date below and mail in the postage-paid envelope provided. Specific choices may be made on the reverse side. In the absence of instructions to the contrary, the shares represented will be voted in accordance with the Board's recommendation.

                    Dated:______________________________________________, 2003


                    Signature:__________________________________________________

                    Note: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title.

--------------------------------------------------------------------------------

                              Detach and Mail Card

                            CENTERPOINT ENERGY, INC.
                       2003 Annual Meeting of Shareholders

The nominees for Class I directors are Derrill Cody and David M. McClanahan. The term of Class I directors will expire in 2006. The nominee for Class III director is Thomas F. Madison. The term of Class III directors will expire in 2005. Your Board of Directors recommends that you vote FOR the nominees for director, FOR ratification of the appointment of Deloitte & Touche LLP as independent auditors for 2003, FOR approval of the amendment and restatement of the Stock Plan for Outside Directors, AGAINST the shareholder proposal requesting that the Board adopt an executive compensation policy that future stock options to senior executive officers be indexed, and AGAINST the shareholder proposal requesting that the Company amend its equal employment opportunity policy to explicitly prohibit discrimination based on sexual orientation.

                                     FOR     WITH-       FOR ALL
                                             HOLD        EXCEPT
1. Election of nominees              [ ]      [ ]          [ ]
   for Class I directors.

   Exception: _______________________________________________

2. Election of nominee               FOR    WITHHOLD
   for Class III director.           [ ]      [ ]

3. Approve the amendment             FOR     AGAINST     ABSTAIN
   and restatement of the            [ ]       [ ]         [ ]
   Stock Plan for Outside
   Directors

4. Ratification of the               FOR     AGAINST     ABSTAIN
   Appointment of Deloitte           [ ]       [ ]         [ ]
   & Touche LLP as independent
   auditors for 2003.

5. Shareholder proposal              FOR     AGAINST     ABSTAIN
   relating to stock option          [ ]       [ ]         [ ]
   indexing.

6. Shareholder proposal relating     FOR     AGAINST     ABSTAIN
   to the amendment of the           [ ]       [ ]         [ ]
   Company's written equal
   employment opportunity policy.

You may check this box to withhold granting of discretionary authority to vote on all other matters that may properly come before the Annual Meeting. [ ]

--------------------------------------------------------------------------------

                              Detach and Mail Card

                          Voting Directions to Trustee                         U
                    CenterPoint Energy, Inc. - Common Stock
    This card relates to the solicitation on behalf of the Board of Directors

The undersigned hereby appoints the Trustee of the Reliant Resources, Inc. Savings Plan to vote as designated on the reverse side all shares of common stock attributable to the account of the undersigned at the annual meeting of shareholders of CenterPoint Energy, Inc. to be held May 7, 2003, at 9 a. m.
(CDT) in the Reliant Energy Plaza auditorium, 1111 Louisiana, Houston, Texas, or any adjournments thereof, and with discretionary authority to vote on all other matters that may properly come before the meeting (unless such discretionary authority is withheld).

                    If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date below and mail in the postage-paid envelope provided. Specific choices may be made on the reverse side. In the absence of instructions to the contrary, the shares represented will be voted in accordance with the Board's recommendation.

                    Dated:______________________________________________, 2003

                    Signature:__________________________________________________

                    Note: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title.

--------------------------------------------------------------------------------

                              Detach and Mail Card

                            CENTERPOINT ENERGY, INC.
                       2003 Annual Meeting of Shareholders

The nominees for Class I directors are Derrill Cody and David M. McClanahan. The term of Class I directors will expire in 2006. The nominee for Class III director is Thomas F. Madison. The term of Class III directors will expire in 2005. Your Board of Directors recommends that you vote FOR the nominees for director, FOR ratification of the appointment of Deloitte & Touche LLP as independent auditors for 2003, FOR approval of the amendment and restatement of the Stock Plan for Outside Directors, AGAINST the shareholder proposal requesting that the Board adopt an executive compensation policy that future stock options to senior executive officers be indexed, and AGAINST the shareholder proposal requesting that the Company amend its equal employment opportunity policy to explicitly prohibit discrimination based on sexual orientation.

                                     FOR     WITH-       FOR ALL
                                             HOLD        EXCEPT
1. Election of nominees              [ ]      [ ]          [ ]
   for Class I directors.

   Exception: _______________________________________________

2. Election of nominee               FOR     WITHHOLD
   for Class III director.           [ ]       [ ]

3. Approve the amendment             FOR     AGAINST     ABSTAIN
   and restatement of the            [ ]       [ ]         [ ]
   Stock Plan for Outside
   Directors

4. Ratification of the               FOR     AGAINST     ABSTAIN
   Appointment of Deloitte           [ ]       [ ]         [ ]
   & Touche LLP as independent
   auditors for 2003.

5. Shareholder proposal              FOR     AGAINST     ABSTAIN
   relating to stock option          [ ]       [ ]         [ ]
   indexing.

6. Shareholder proposal relating     FOR     AGAINST     ABSTAIN
   to the amendment of the           [ ]       [ ]         [ ]
   Company's written equal
   employment opportunity policy.


You may check this box to withhold granting of discretionary authority to vote on all other matters that may properly come before the Annual Meeting. [ ]

--------------------------------------------------------------------------------

                              Detach and Mail Card

                          Voting Directions to Trustee                         V
                    CenterPoint Energy, Inc. - Common Stock
    This card relates to the solicitation on behalf of the Board of Directors

The undersigned hereby appoints the Trustee of the Reliant Resources, Inc. Non-Union Savings Plan to vote as designated on the reverse side all shares of common stock attributable to the account of the undersigned at the annual meeting of shareholders of CenterPoint Energy, Inc. to be held May 7, 2003, at 9
a. m. (CDT) in the Reliant Energy Plaza auditorium, 1111 Louisiana, Houston, Texas, or any adjournments thereof, and with discretionary authority to vote on all other matters that may properly come before the meeting (unless such discretionary authority is withheld).

                    If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date below and mail in the postage-paid envelope provided. Specific choices may be made on the reverse side. In the absence of instructions to the contrary, the shares represented will be voted in accordance with the Board's recommendation.

                    Dated:______________________________________________, 2003

                    Signature:__________________________________________________

                    Note: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title.

--------------------------------------------------------------------------------

                              Detach and Mail Card

                            CENTERPOINT ENERGY, INC.
                       2003 Annual Meeting of Shareholders

The nominees for Class I directors are Derrill Cody and David M. McClanahan. The term of Class I directors will expire in 2006. The nominee for Class III director is Thomas F. Madison. The term of Class III directors will expire in 2005. Your Board of Directors recommends that you vote FOR the nominees for director, FOR ratification of the appointment of Deloitte & Touche LLP as independent auditors for 2003, FOR approval of the amendment and restatement of the Stock Plan for Outside Directors, AGAINST the shareholder proposal requesting that the Board adopt an executive compensation policy that future stock options to senior executive officers be indexed, and AGAINST the shareholder proposal requesting that the Company amend its equal employment opportunity policy to explicitly prohibit discrimination based on sexual orientation.

                                     FOR     WITHHOLD   FOR ALL
                                                        EXCEPT
 1.Election of nominees              [ ]       [ ]        [ ]
   for Class I directors.

   Exception: _______________________________________________

2. Election of nominee               FOR     WITHHOLD
   for Class III director.           [ ]       [ ]

3. Approve the amendment             FOR     AGAINST    ABSTAIN
   and restatement of the            [ ]       [ ]        [ ]
   Stock Plan for Outside
   Directors

4. Ratification of the               FOR     AGAINST    ABSTAIN
   Appointment of Deloitte           [ ]       [ ]        [ ]
   & Touche LLP as independent
   auditors for 2003.

5. Shareholder proposal              FOR     AGAINST    ABSTAIN
   relating to stock option          [ ]       [ ]        [ ]
   indexing.

6. Shareholder proposal              FOR     AGAINST    ABSTAIN
   relating to the amendment         [ ]       [ ]        [ ]
   of the Company's written
   equal employment opportunity
   policy.

You may check this box to withhold granting of discretionary authority to vote on all other matters that may properly come before the Annual Meeting. [ ]

--------------------------------------------------------------------------------

                              Detach and Mail Card